UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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General Mills, Inc.

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NOTICE OF
2006 ANNUAL MEETING
OF STOCKHOLDERS
AND PROXY STATEMENT

Meeting Date:

Monday, September 25, 2006
at 11:00 a.m. (CDT)

Meeting Place:

Children’s Theatre Company
2400 Third Avenue South
Minneapolis, Minnesota

P.O. Box 1113
Minneapolis, MN 55440

Stephen W. Sanger
Chairman of the Board and
Chief Executive Officer

August 9, 2006

Dear Stockholder:

It is my pleasure to invite you to General Mills’ 2006 Annual Meeting of Stockholders. We will hold the meeting in the auditorium of the Children’s Theatre Company, 2400 Third Avenue South, Minneapolis, Minnesota, on Monday, September 25, 2006, at 11:00 a.m. Central Daylight Time. During the meeting, we will discuss each item of business described in this Notice of Annual Meeting of Stockholders and Proxy Statement, and give a current report on our business operations. There also will be time for questions. We expect the meeting to adjourn at about 12:15 p.m.

We hope you will be able to attend the meeting. If you need special assistance at the meeting because of a disability, please contact the Corporate Secretary at the address above. Whether or not you expect to attend, please vote your proxy so your shares will be represented at the meeting. You may vote by telephone if you reside in the United States or Canada, via the Internet (see the instructions on the proxy card) or by signing and mailing the proxy card in the enclosed envelope.

Sincerely,

P.O. Box 1113
Minneapolis, MN 55440

Siri S. Marshall
Secretary

NOTICE OF
2006 ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 25, 2006

August 9, 2006

Dear Stockholder:

The Annual Meeting of Stockholders of General Mills, Inc. will be held on Monday, September 25, 2006, at 11:00 a.m., Central Daylight Time, in the auditorium of the Children’s Theatre Company, 2400 Third Avenue South, Minneapolis, Minnesota. The purpose of the meeting is to:

1.	Elect 13 directors;
2.	Ratify the appointment of KPMG LLP as General Mills’ independent registered public accounting firm for fiscal year 2007;
3.	Adopt the 2006 Compensation Plan for Non-Employee Directors;
4.	Act on one stockholder proposal, if properly presented at the meeting; and
5.	Transact such other business as may properly come before the meeting.

The record date for the Annual Meeting is July 27, 2006. If you held General Mills stock at the close of business on that date, you are entitled to vote at the Annual Meeting.

At the meeting, we also will report on our fiscal 2006 business results and other matters of interest to stockholders.

Sincerely,

i

GENERAL MILLS, INC.
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
MONDAY, SEPTEMBER 25, 2006

        The Board of Directors of General Mills, Inc. (“General Mills,” “we,” “our,” “us” or the “Company”) is soliciting proxies for use at the 2006 Annual Meeting of Stockholders to be held on September 25, 2006. This proxy statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. We will first mail the proxy statement and proxy card to stockholders on or about August 9, 2006.

CORPORATE GOVERNANCE PRINCIPLES AND
DIRECTOR INDEPENDENCE

        General Mills has a long-standing commitment to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management can pursue the strategic objectives of General Mills and ensure its long-term vitality for the benefit of stockholders. Our corporate governance principles and practices (described below) have evolved over many years. The Corporate Governance Committee reviews them annually, and changes are recommended to the Board for approval as appropriate. The unchanging, fundamental premise of these principles, however, is the independent nature of the Board and its overarching responsibility to our stockholders. Our governance principles are published on our website at www.generalmills.com in the “Investors” section and are available in print to any stockholder who requests a copy from our Corporate Secretary.

Board Independence and Composition

•	The Board believes that a substantial majority of its members should be independent, non-employee directors. The Board has adopted criteria for independence based on those established by the New York Stock Exchange. On that basis, the Board has affirmatively determined that all of our non-employee directors are independent.
•	Director affiliations and transactions are regularly reviewed to ensure there are no conflicts or relationships that might impair a director’s independence from the Company, senior management and our independent registered public accounting firm.
•	All Board committees are composed entirely of independent, non-employee directors. Committee and committee chair assignments are reviewed annually by the Corporate Governance Committee, which recommends committee rosters to the full Board. Assignments are rotated to ensure that each committee has an appropriate mix of tenure and experience.
•	Stockholders elect directors annually.
•	Overall Board composition guidelines require expertise in fields relevant to the business of the Company; a breadth of experience from a variety of industries and from professional disciplines such as finance, academia, law and government; a diversity of gender, ethnicity, age and geographic location; and a range of tenures on the Board to ensure both continuity and fresh perspective. Final approval of director nominees is determined by the full Board, based on the recommendation of the Corporate Governance Committee.
•	Well-defined selection criteria for individual directors require independence, integrity, experience and sound judgment in areas relevant to our businesses, a proven record of accomplishment, willingness to speak one’s mind and commit sufficient time to the Board, appreciation for the long-term interests of stockholders and the ability to challenge and stimulate management and to work well with fellow directors. The Corporate Governance Committee uses a variety of sources, including executive search firms and stockholder recommendations, to identify director candidates. The Committee retains any search firms and approves payment of their fees.
•	Board members are expected to devote sufficient time and attention to carrying out their director duties and responsibilities and ensure that their other responsibilities, including service on other boards, do not materially interfere with their responsibilities as directors of the Company.
•	The Board believes that meaningful stockholder participation is critical in the election of directors. Currently, our directors are elected by a plurality vote, which means that the director nominees who receive the highest number of votes are elected to the Board. The Board is aware that some investors and stockholders favor the election of directors by a majority of votes cast, and members of the legal and investment communities are working to develop recommended practices. The Corporate Governance Committee has been engaged in the ongoing discussion among stockholders and companies regarding this important topic and will continue to monitor the development of majority vote standards and recommended practices.

Director Retirement Policy

•	To ensure an appropriate balance between new perspectives and experienced directors:
—	Non-employee directors must retire at age 70, or within five years of normal retirement from their principal organization, whichever occurs first.
—	Non-employee directors are expected to offer their resignation whenever their principal employment or affiliation changes after joining the Board, and the Corporate Governance Committee then decides whether the director should continue to serve.
—	Company officers who are directors are expected to resign from the Board when they cease to be employed by us.

Board Performance and Operations

•	Board meetings and background materials sent to directors in advance of meetings focus on our key strategic, leadership and performance issues.
—	Each year, the Board has formal reviews and discussions of our annual and longer-term strategic business plans and management development and succession plans, including an assessment of senior executives and their potential as successor to the Chief Executive Officer. The Board has adopted procedures to elect a Chief Executive Officer successor in the event of the Chief Executive Officer’s sudden departure.
—	Focused discussions of individual businesses and key issues are held throughout the year, and extended off-site sessions are held periodically for in-depth reviews of key strategic matters. The Board also regularly reviews our performance compared to our competitive peer companies.
—	The Board and its committees may engage independent outside financial, legal and other advisors as they deem necessary to provide advice and counsel on various topics or issues. Directors also have full access to officers and employees.
—	Committee responsibilities are detailed in their charters, and reports of committee meetings are given to the full Board, which acts on their recommendations, as appropriate.
•	Annually, a master Board agenda is prepared covering recurring items and for planning purposes. The agenda and topics for Board and committee meetings are developed through discussions between management and Board members. Information and data that are important to the issues to be considered are distributed in advance of each meeting.

•	Executive sessions without management directors present are scheduled at each Board meeting. The Chair of the Corporate Governance Committee acts as presiding director at executive sessions unless the topics to be covered make it more appropriate for another committee chair to preside. At least annually, outside directors meet formally without management directors present to evaluate the Chief Executive Officer’s performance. This session is led by the Chair of the Compensation Committee and includes a review of the Chief Executive Officer’s annual accomplishments, compensation and performance objectives for the next fiscal year. In advance of the meeting, the full Board conducts a formal Chief Executive Officer evaluation that includes input from all Board members. Following the executive session, the results of the evaluation are communicated to the Chief Executive Officer.
•	The Corporate Governance Committee has responsibility for corporate governance and Board organization and procedures. A formal Board evaluation covering Board operations and performance, with a written evaluation from each Board member, is conducted annually to enhance Board effectiveness. Recommended changes are considered by the full Board. In addition, each Board committee conducts an annual self-evaluation.
•	New directors participate in an orientation program that includes discussions with senior management, background materials on our strategic plan, organization and financial statements and visits to our facilities. We encourage each director to participate in continuing educational programs that are important to maintaining a director’s level of expertise to perform his or her responsibilities as a Board member, and we reimburse directors for the cost of attending these programs.
•	The Board expects all directors, officers and employees to act with the highest standards of integrity and adhere to our policies and applicable code of conduct. Directors also are required to follow our Director Code of Conduct. The Corporate Governance Committee of the Board annually reviews and oversees compliance with the Director Code of Conduct, which is available on our website at www.generalmills.com in the “Investors” section and in print to any stockholder who requests a copy from our Corporate Secretary.
•	The Board regularly reviews a report of recent executive officer transactions in General Mills securities.

Alignment with Stockholder Interests

•	Each director is expected to represent the interests of all stockholders, and not those of any particular stockholder or any special interest group.
•	A substantial portion of director compensation is linked to our stock performance, and directors can elect to receive their entire Board remuneration in stock and stock-related compensation. Directors are expected to keep all of the net shares they receive as compensation until they own shares equal in market value to at least five times their annual retainer. The Compensation Committee is responsible for periodically reviewing Board compensation and recommending changes.
•	The Board supports and oversees employee compensation programs that are closely linked to business performance and emphasize equity ownership, including stock ownership targets, for key management employees. For more details, see “Report of the Compensation Committee on Executive Compensation” on pages 18 through 21.
•	Senior management meets regularly with major institutional investors and stockholders, and reports to the Board on analyst and stockholder views of General Mills.

Director Independence

        The Board of Directors believes that a substantial majority of its members should be independent non-employee directors. The Board annually reviews all commercial and charitable relationships that directors may have with us to determine whether our directors are, in fact, independent. To assist it in determining director independence, the Board has established the following guidelines that are consistent with the current listing standards of the New York Stock Exchange:

•	A director will not be considered independent if, within the preceding three years:
—	the director was an employee of, or an immediate family member of the director was an executive officer of, General Mills;
—	the director or an immediate family member of the director has received during any 12-month period more than $100,000 in direct compensation from us (other than director fees and pension or other deferred compensation for prior service to us);
—	an executive officer of General Mills was on the compensation committee of a company which, at the same time, employed the director or an immediate family member of the director as an executive officer; or
—	the director was an executive officer or employee of, or an immediate family member of the director was an executive officer of, another company that does business with us and the annual revenue derived from that business by either company accounts for at least (i) $1,000,000 or (ii) two percent, whichever is greater, of the annual gross revenues of such company.
•	A director will not be considered independent if:
—	the director or an immediate family member of the director is a current partner of our independent registered public accounting firm;
—	the director is a current employee of our independent registered public accounting firm;
—	an immediate family member of the director is a current employee of our independent registered public accounting firm who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or
—	the director or an immediate family member of the director was, within the preceding three years, a partner or employee of our independent registered public accounting firm and personally worked on our audit within that time.
•	The following commercial or charitable relationships are immaterial and will not, by themselves, impair a director’s independence:
—	a director is an executive officer of another company which is indebted to us, or to which we are indebted, and the total amount of either company’s indebtedness to the other is less than two percent of the total consolidated assets of the company he or she serves as an executive officer;
—	a director serves as an officer, director or trustee of a charitable organization and our charitable contributions to such organization are less than the greater of (i) $100,000 or (ii) two percent of the organization’s total annual charitable receipts; and
—	a director is an executive officer of another company that does business with us and the annual revenue derived from that business by either company accounts for less than (i) $1,000,000 or (ii) two percent, whichever is greater, of the annual revenues of such company.
•	For relationships not covered by these guidelines, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the independence guidelines set forth above. We will explain in our proxy statement the basis for any determination by the Board that a relationship is not material if the relationship does not satisfy one of the specific categories of immaterial relationships identified above.
•	Audit Committee members may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from us (other than director fees and pension or other deferred compensation for prior service to us).

        The Board has reviewed all transactions or relationships between each of our non-employee directors, or any member of his or her immediate family, and the Company, our senior management and our independent registered public accounting firm. Based on this review, the Board has affirmatively determined that the following non-employee directors are independent under our guidelines and as defined by New York Stock Exchange listing standards: Paul Danos, William T. Esrey, Raymond V. Gilmartin, Judith Richards Hope, Heidi G. Miller, Hilda Ochoa-Brillembourg, Steve Odland, Michael D. Rose, Robert L. Ryan, A. Michael Spence and Dorothy A. Terrell The Board has also determined that all Board committees are composed entirely of independent, non-employee directors. The Board considered and reviewed a limited number of commercial transactions undertaken in the ordinary course of our business with businesses and charities where our directors serve as officers or directors. Except as noted below, each of those transactions is significantly below the thresholds set forth in the categories of immaterial relationships described in our guidelines. Under the heading of “Certain Relationships and Related Transactions,” we have disclosed a relationship between certain of our benefit plan trusts and Emerging Markets Investment Corporation and Emerging Markets Management, companies with which Hilda Ochoa-Brillembourg is affiliated, and we have separately discussed the Board’s determination of her independence in that disclosure.

Director Nominations

        The Corporate Governance Committee is responsible for recommending candidates for election to our Board of Directors. The Committee considers the Board’s overall composition when it selects candidates. As a group, the Board should reflect the diverse interests of our stockholders, and should bring expertise in fields relevant to our businesses and a breadth of experience from a variety of industries and professional disciplines, as well as diversity of gender, ethnicity, age and geographic location.

        The Committee expects a high level of commitment from Board members and evaluates each candidate’s leadership and industry experience, skills, expertise and character traits, including the candidate’s ability to devote sufficient time to Board and committee meetings in light of other board service.

        The Committee reviews whether a potential candidate meets Board and/or committee membership requirements imposed by law, regulation or stock exchange rules, determines whether a potential candidate is independent according to standards for evaluating director independence (described on page 4) and evaluates the potential for any conflict of interest between the director and General Mills.

        Director candidates recommended to the Committee are subject to full Board approval and election by stockholders at an annual meeting of stockholders. From time to time, the Committee retains a recruitment firm to assist in identifying, evaluating and recruiting director candidates, based on specified criteria, and pays the firm a fee for these services. Suggestions also are received from Board members, stockholders and management.

        Of the thirteen directors recommended for election at our 2006 Annual Meeting, all nominees were elected at our 2005 Annual Meeting except for Kendall J. Powell, who was elected to the Board in connection with his appointment as our President and Chief Operating Officer in June 2006.

        Stockholders who wish to suggest an individual for consideration for election to our Board of Directors may submit a written nomination to the Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440, along with the stockholder’s name, address and the number of General Mills shares beneficially owned; the name of the individual being nominated and number of General Mills shares beneficially owned by the candidate; the candidate’s biographical information describing experience and qualifications; a description of all agreements, arrangements or understandings between the stockholder and individual being nominated; and the candidate’s consent to serve as a director, if elected. To assist in the evaluation of stockholder-recommended candidates, the Committee may request that the stockholder provide certain additional information required to be disclosed in our proxy statement under Regulation 14A of the Securities Exchange Act of 1934. To be considered by the Committee for the slate recommended in our proxy statement for the 2007 Annual Meeting, stockholders should submit the required information to the Corporate Secretary by May 1, 2007.

        The Committee will consider and evaluate stockholder-recommended candidates by applying the same criteria used to evaluate director-recommended candidates. If the Committee decides the candidate is suitable for Board membership, the Committee will make a recommendation to the Board of Directors for its approval to include the candidate in the slate of directors nominated for election by stockholders in the proxy statement.

        Under our By-laws, stockholders may also nominate a candidate for election at an annual meeting of stockholders. Our annual meeting is typically held on the fourth Monday in September. Stockholders who intend to present a nomination at our 2007 Annual Meeting are required to notify the Corporate Secretary in writing and provide the information described above no earlier than May 28, 2007 and no later than June 27, 2007. Director nominees submitted through this process will be eligible for election at the stockholder meeting, but will not be included in proxy materials sent to stockholders prior to the meeting.

Stockholder Communications with the Board

        Stockholders may contact any of our directors by writing to the Board of Directors or to the Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440 or via e-mail at boardofdirectors@genmills.com. The Board of Directors has instructed the Corporate Secretary to distribute communications to a director or directors, after ascertaining whether the communications are appropriate to duties and responsibilities of the Board. The Board has requested that the Corporate Secretary not forward the following types of communications: general surveys and mailings to solicit business or advertise products, job applications or resumes, product inquiries or complaints, new product suggestions or any material that is threatening, illegal or does not relate to the responsibilities of the Board.

Code of Conduct and Reporting of Ethical Concerns to the Audit Committee of the Board

        We have adopted a Code of Conduct applicable to all employees, including our principal executive officer, principal financial officer and principal accounting officer, and a Code of Conduct applicable to our directors. Copies of the Codes of Conduct are available on our website at www.generalmills.com and in print to any stockholder who requests a copy from our Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440.

        The Audit Committee of the Board of Directors has established procedures for employees, stockholders, vendors and others to communicate concerns about our ethical conduct or business practices, including accounting, internal controls or financial reporting issues, to the Audit Committee, which has responsibility for these matters. Matters may be reported as follows:

•	if you are an employee of General Mills, contact your manager or human resources representative; or
•	call the Ethics Advice Line at 800-210-2878* – on an identified or anonymous basis.

        * Callers outside the United States, Canada and Puerto Rico should refer to our Employee Code of Conduct at www.generalmills.com for dialing instructions.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

        Thirteen current directors are recommended for election to the Board of Directors. Detailed information about each director nominee is provided below. Directors are elected for a one-year term and serve until the next annual meeting where their successors are elected, or, if earlier, until their retirement, resignation or removal. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, the proxies will vote your shares for that other person unless you instruct us otherwise on your proxy card.

Paul Danos	Director since 2004
Paul Danos, age 63, has been Dean and Laurence F. Whittemore Professor of Business Administration at Tuck School of Business at Dartmouth College since 1995. Dean Danos has held academic positions at the University of Michigan from 1974 to 1995, the University of Texas from 1971 to 1974 and the University of New Orleans from 1970 to 1971. He is a director of B.J.’s Wholesale Club, Inc.

William T. Esrey	Director since 1989
William T. Esrey, age 66, is Chairman Emeritus of Sprint Corporation, a telecommunications company. Mr. Esrey served as Chairman of the Board for Sprint from 1990 to May 2003 and Chief Executive Officer from 1985 to March 2003. He is a director of Duke Energy Corp.

Raymond V. Gilmartin	Director since 1998
Raymond V. Gilmartin, age 65, is the former Chairman, President and Chief Executive Officer of Merck & Company, Inc., a pharmaceutical company, and served in that capacity from November 1994 to May 2005. He served as Special Advisor to the Executive Committee of the Board of Merck from May 2005 until April 2006. He previously served as Chairman, President and Chief Executive Officer of Becton Dickinson and Company. Mr. Gilmartin is a director of Microsoft Corporation.

Judith Richards Hope	Director since 1989
Judith Richards Hope, age 65, has been Distinguished Visitor from Practice since July 2005 and an Adjunct Professor since January 2002 at Georgetown University Law Center. Ms. Hope was a partner at the law firm of Paul, Hastings, Janofsky & Walker from 1981 until December 2003 and a part-time Senior Advisor to the Paul, Hastings firm from January 2004 to January 2005. Ms. Hope is a director of Union Pacific Corporation, Altius Holdings, Ltd. and Russell Reynolds Associates.

Heidi G. Miller	Director since 1999
Heidi G. Miller, age 53, has served as Executive Vice President, CEO, Treasury & Security Services, of J.P. Morgan Chase & Co. since the merger of Bank One Corporation and J.P. Morgan Chase & Co. on July 1, 2004. From March 2002 to July 1, 2004, Ms. Miller served as Executive Vice President and Chief Financial Officer of Bank One Corporation. Ms. Miller served as a director of Bank One from October 2000 to March 2002 until she was elected an executive officer. From January 2001 to April 2002, Ms. Miller was Vice Chairman of Marsh, Inc., a risk and insurance services firm. From March 2000 to November 2000, she was Senior Vice President and Chief Financial Officer of priceline.com Incorporated. Prior to March 2000, Ms. Miller was Executive Vice President and Chief Financial Officer of Citigroup Inc., which was formed through the merger of Citibank and Travelers Group. She joined Travelers Group in 1992 as Vice President of Planning and Analysis and Assistant to the President and was promoted to Executive Vice President and Chief Financial Officer in 1995.

Hilda Ochoa-Brillembourg	Director since 2002
Hilda Ochoa-Brillembourg, age 61, is the founder and has been since 1987 the President and Chief Executive Officer of Strategic Investment Group, an investment advisory firm, and Managing Director of Emerging Markets Investment Corporation and Emerging Markets Management, LLC. From 1976 to 1987, she served in various capacities within the Pension Investment Division of the World Bank, including from 1981 to 1987, as its Chief Investment Officer. Prior to joining the World Bank, she served as an independent consultant in the fields of economics and finance, a lecturer at the Universidad Catolica Andres Bello in Venezuela and as treasurer of the C.A. Luz Electricia de Venezuela in Caracas. Ms. Ochoa-Brillembourg is a director of the World Bank/International Monetary Fund Credit Union, McGraw-Hill Companies and the Harvard Management Company, Inc.

Steve Odland	Director since 2004
Steve Odland, age 47, has been Chairman and Chief Executive Officer of Office Depot, Inc., an office merchandise retailer, since March 2005. From January 2001 to March 2005, he was Chairman and Chief Executive Officer of AutoZone, Inc., an auto parts retailer, and he served as President from May 2001 to March 2005. Mr. Odland was an executive with Ahold USA from 1998 to 2000 and was President of the Foodservice Division of Sara Lee Bakery from 1997 to 1998. He was employed by The Quaker Oats Company from 1981 to 1996 in various positions.

Kendall J. Powell	Director since June 2006
Kendall J. Powell, age 52, has been President and Chief Operating Officer of General Mills since June 1, 2006. Mr. Powell joined General Mills in 1979 and held various positions before becoming a Vice President in 1990. He was appointed President of Yoplait in 1996, named President of the Big G division in 1997 and appointed a Senior Vice President in 1998. From 1999 to 2004, he was Chief Executive Officer of Cereal Partners Worldwide and was elected an Executive Vice President in 2004. Mr. Powell was named Executive Vice President and Chief Operating Officer, U.S. Retail, in May 2005.

Michael D. Rose	Director since 2004
Michael D. Rose, age 64, has been a director of Gaylord Entertainment Company, a diversified entertainment company, since April 2001, and served as Chairman of the Board from April 2001 to May 2005. Since 1998, Mr. Rose has been a private investor and Chairman of Midaro Investments, Inc., a privately held investment firm. Mr. Rose became Chairman of the Board of both the Promus Hotel Corporation and Harrah’s Entertainment Inc., beginning in 1995, when the two companies split into two publicly traded companies. He retired from the Boards of Harrah’s in 1996 and Promus Hotel Corporation in 1997. Mr. Rose served as Chairman from 1990 to 1995, and Chief Executive Officer from 1990 to 1994, of The Promus Companies, Incorporated. Mr. Rose is also a director of Darden Restaurants, Inc., First Horizon National Corp. and Stein Mart, Inc. Mr. Rose previously served as a General Mills director from 1985 to June 2000, retiring in accordance with the Board’s then existing tenure policy.

Robert L. Ryan	Director since 2005
Robert L. Ryan, age 63, served as Senior Vice President and Chief Financial Officer of Medtronic, Inc., a medical technology company, from April 1993 until his retirement in April 2005. Mr. Ryan was Vice President, Finance, and Chief Financial Officer of Union Texas Petroleum Corp. from 1984 to 1993, Controller from 1983 to 1984 and Treasurer from 1982 to 1983. Prior to 1982, Mr. Ryan was Vice President at Citibank and was a management consultant for McKinsey & Company. Mr. Ryan is a director of The Black &Decker Corporation, Hewlett-Packard Company and UnitedHealth Group.

Stephen W. Sanger	Director since 1992
Stephen W. Sanger, age 60, has been Chairman and Chief Executive Officer of General Mills since 1995. Mr. Sanger joined General Mills in 1974 and served as the head of several business units, including Yoplait USA and Big G cereals. He was elected a Senior Vice President in 1989, an Executive Vice President in 1991, Vice Chairman in 1992 and President in 1993. He is a director of Target Corporation and Wells Fargo & Company.

A. Michael Spence	Director since 1992
Dr. A. Michael Spence, age 62, is a partner of Oak Hill Venture Partners, a venture capital firm of Oak Hill Capital Partners. He is a professor emeritus at the Graduate School of Business at Stanford University and served as Professor of Management in the Graduate School of Business until August 2000 and as its Dean from 1990 to August 1999. Dr. Spence served on the faculty at Harvard University in both the Business School and the Faculty of Arts and Sciences as professor of economics and business administration from 1975 to 1990. From 1984 to 1990, he served as the Dean of the Faculty of Arts and Sciences at Harvard. In 2001, he received the Nobel Prize in Economic Sciences.

Dorothy A. Terrell	Director since 1994
Dorothy A. Terrell, age 61, has been President and Chief Executive Officer of the Initiative for a Competitive Inner City since April 2005 and has been a limited partner of First Light Capital, a venture capital firm, since 2003. Ms. Terrell served as Senior Vice President, Worldwide Sales, and President, Platform & Services Group, of NMS Communications, a producer of hardware and software component products for telecommunications applications, from 1998 until August 2002. She previously served in various executive management capacities at Sun Microsystems, Inc. from 1991 to 1997 and Digital Equipment Corporation from 1976 to 1991. Ms. Terrell is a director of Herman Miller, Inc.

The Board of Directors unanimously recommends a vote FOR each director nominee.

BOARD COMMITTEES AND THEIR FUNCTIONS

Audit Committee

Members:	Five independent, non-employee directors:
Judith Richards Hope (Chair), Paul Danos, William T. Esrey, Robert L. Ryan, Dorothy A. Terrell. Each member also meets the independence standards for audit committee membership under the rules of the Securities and Exchange Commission (“SEC”).
Number of meetings in fiscal year 2006: Seven
Functions:	•	Oversees integrity, adequacy and effectiveness of internal controls, audits, compliance program, including the Employee Code of Conduct, and financial reporting process
	•	Assesses and ensures the independence, qualifications and performance of our independent registered public accounting firm, selects the independent registered public accounting firm for the annual audit and approves the independent registered public accounting firm’s services and fees
	•	Meets with the independent registered public accounting firm, without management present, to consult with it and review the scope of its audit
	•	Reviews our annual risk assessment process and policy compliance
	•	Reviews and approves our annual audited financial statements before issuance, subject to the Board of Directors’ approval
	•	Reviews the performance of the internal audit function
Charter:	A copy of the Audit Committee charter, which is attached as Appendix B to this proxy statement, may also be found on our website at www.generalmills.com in the “Investors” section and is available in print to any stockholder who requests it from our Corporate Secretary.
Self-evaluation:	The Audit Committee conducted an evaluation of its performance in 2006.
Financial Experts:	The Board of Directors has unanimously determined that (i) all Audit Committee members are financially literate under New York Stock Exchange listing standards and (ii) that Dean Danos, Mr. Esrey and Mr. Ryan qualify as “audit committee financial experts” within the meaning of SEC regulations and have accounting or related financial management expertise as required by New York Stock Exchange listing standards.

Compensation Committee

Members:	Four independent, non-employee directors: Michael D. Rose (Chair), Raymond V. Gilmartin, Heidi G. Miller, A. Michael Spence.
Number of meetings in fiscal year 2006: Three
Functions:	•	Reviews compensation policies to ensure they provide appropriate motivation for corporate performance and increased stockholder value; determines compensation policy for executives
	•	Conducts performance review of the Chief Executive Officer; recommends compensation of the Board members, including the management members of the Board, and approves compensation and stock grants to other senior executives
Charter:	A copy of the Compensation Committee charter may be found on our website at www.generalmills.com in the “Investors” section and is available in print to any stockholder who requests it from our Corporate Secretary.
Self-evaluation:	The Compensation Committee conducted an evaluation of its performance in 2006.

Corporate Governance Committee

Members:	Four independent, non-employee directors: Raymond V. Gilmartin (Chair), Steve Odland, Michael D. Rose, A. Michael Spence.
Number of meetings in fiscal year 2006: Five
Functions:	•	Recommends candidates for election to the Board
	•	Develops policy on composition, participation and size of the Board as well as tenure and retirement of directors
	•	Recommends changes in the organization and procedures of the Board, including committee appointments and corporate governance policies
	•	Oversees the Board self-evaluation process
Charter:	A copy of the Corporate Governance Committee Charter may be found on our website at www.generalmills.com in the “Investors” section and is available in print to any stockholder who requests it from our Corporate Secretary.
Self-evaluation:	The Corporate Governance Committee conducted an evaluation of its performance in 2006.

Finance Committee

Members:	Five independent, non-employee directors: William T. Esrey (Chair), Heidi G. Miller, Hilda Ochoa-Brillembourg, Steve Odland, Robert L. Ryan.
Number of meetings in fiscal year 2006: Three
Functions:	•	Reviews financial policies and performance objectives, including dividend policy
	•	Reviews changes in our capital structure, including debt issuances, common stock sales, repurchases and stock splits
	•	Reviews the annual business plan and related financing implications
Charter:	A copy of the Finance Committee Charter may be found on our website at www.generalmills.com in the “Investors” section and is available in print to any stockholder who requests it from our Corporate Secretary.
Self-evaluation:	The Finance Committee conducted an evaluation of its performance in 2006.

Public Responsibility Committee

Members:	Four independent, non-employee directors: Dorothy A. Terrell (Chair), Paul Danos, Judith Richards Hope, Hilda Ochoa-Brillembourg.
Number of meetings in fiscal year 2006: Two
Functions:	•	Reviews public policy and social trends affecting General Mills
	•	Monitors our corporate citizenship activities
	•	Evaluates our policies to ensure they meet ethical obligations to employees, consumers and society
Charter:	A copy of the Public Responsibility Committee Charter may be found on our website at www.generalmills.com in the “Investors” section and is available in print to any stockholder who requests it from our Corporate Secretary.
Self-evaluation:	The Public Responsibility Committee conducted an evaluation of its performance in 2006.

        The Board has discretion to appoint an Executive Committee to take actions on behalf of the full Board, except where prohibited by Delaware law, and to meet between regular Board meetings when necessary for the Company’s efficient operation. The Board did not appoint an Executive Committee for fiscal 2007.

        Directors are expected to attend all Board and committee meetings, as well as the annual stockholders’ meeting, absent exigent circumstances. Eleven of our 12 directors in office at the time attended the 2005 Annual Meeting of Stockholders. During fiscal 2006, the Board of Directors met six times and various committees of the Board met a total of 20 times. Director attendance at all Board and committee meetings averaged 94 percent. All directors attended at least 75 percent of the aggregate total meetings of the Board and Board committees on which the directors served during fiscal 2006, except for Mr. Rose, who attended 73 percent of the meetings.

OWNERSHIP OF GENERAL MILLS COMMON STOCK BY
DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

        The following table shows the amount of General Mills common stock beneficially owned by (a) each director and director nominee, (b) each executive officer named in the Summary Compensation Table (see page 22), (c) all directors, director nominees and executive officers as a group and (d) each person or group owning more than five percent of our outstanding shares on the dates indicated. Unless otherwise noted, all amounts are as of July 30, 2006 and the stockholders listed in the table either have, or with respect to restricted stock and options, will acquire upon vesting, distribution or exercise, sole voting and investment power with respect to the shares owned by them.

	Amount and Nature of Beneficial Ownership
Name	Shares (a)		Exercisable Options (b)	Percent of Class

P. Danos	2,054		20,000	*
R. G. Darcy	72,000		467,439	*
W. T. Esrey	26,121		85,000	*
R. V. Gilmartin	16,722		80,000	*
J. R. Hope	24,209		80,000	*
J. A. Lawrence	73,515		812,563	*
H. G. Miller	7,821		70,000	*
H. Ochoa-Brillembourg	4,228		40,000	*
S. Odland	2,060		20,000	*
K. J. Powell	37,360		502,988	*
M. D. Rose	9,072		55,000	*
J.J. Rotsch	111,835		562,688	*
R. L. Ryan	1,275		10,000	*
S. W. Sanger	911,766	(c)	3,456,503	1.2%
A. M. Spence	19,143		10,000	*
D. A. Terrell	16,920		85,000	*
All directors, nominees and executive officers as a group	1,808,795		9,462,932	3.1%
Capital Research and Management Company	31,944,700	(d)	—	9.1%
Wellington Management Company, LLP	18,629,400	(e)	—	5.3%

*	Indicates ownership of less than one percent of the total outstanding shares.
(a)	Amounts in this column include shares of our common stock, restricted stock, shares allocated to participant accounts under our 401(k) Savings Plan, restricted stock units that vest within 60 days of July 30, 2006, and stock units that have vested and been deferred pursuant to the recipient’s deferral election. Restricted stock units are settled in our common stock after the recipient’s interest in the units has vested. Amounts in this column include the following restricted stock units (equivalent to one share of our common stock) that vest within 60 days of July 30, 2006: 1,020 units for each of P. Danos; W.T. Esrey; R.V. Gilmartin; J.R. Hope; H.G. Miller; H. Ochoa-Brillembourg; S. Odland; M.D. Rose; A. M. Spence and D. A. Terrell; 1,000 units for R.L. Ryan; and 11,200 units for all directors, nominees and executive officers as a group. Amounts in this column also include the following vested deferred stock units (equivalent to one share of our common stock): 1,034 units for P. Danos; 52,459 units for R. G. Darcy; 11,310 units for W. T. Esrey; 6,701 units for R. V. Gilmartin; 14,057 units for J. R. Hope; 3,602 units for J. A. Lawrence; 4,005 units for H. G. Miller; 3,208 units for H. Ochoa-Brillembourg; 1,040 units for S. Odland; 4,600 units for K. J. Powell; 4,752 units for M. D. Rose; 49,756 units for J.J. Rotsch; 539,050 units for S. W. Sanger; 11,675 units for A. M. Spence; 7,619 units for D. A. Terrell; and 975,529 units for all directors, nominees and executive officers as a group.

(b)	Amounts in this column include options that were exercisable on July 30, 2006 and options that become exercisable within 60 days of July 30, 2006.
(c)	Includes 100 shares owned by Mr. Sanger’s spouse, as to which he disclaims any beneficial interest. Also includes 8,710 shares held in trusts for the benefit of Mr. Sanger’s minor children. Mr. Sanger and his spouse are the trustees of the trusts.
(d)	Based on information contained in a Schedule 13G/A that Capital Research and Management Company, 333 South Hope Street, Los Angeles, California 90071, filed with the SEC on February 10, 2006. The filing indicated that as of December 30, 2005, Capital Research and Management Company had sole investment power for 31,944,700 shares and sole voting power for 4,430,500 of these shares.
(e)	Based on information contained in a Schedule 13G that Wellington Management Company, LLP, 75 State Street, Boston, Massachusetts 02109, filed with the SEC on February 14, 2006. The filing indicated that as of December 30, 2005, Wellington had shared dispositive power for 18,629,400 shares and shared voting power for 10,650,317 of these shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Hilda Ochoa-Brillembourg, a General Mills director, is Managing Director and minority owner of Emerging Markets Investment Corporation (“EMI”) and Emerging Markets Management, LLC (“EMM”). Approximately $114 million of General Mills pension plan and savings plan assets are invested in EMI, and EMM received management fees of approximately $1.1 million attributable to these investments during fiscal 2006. In determining that these relationships do not impair her independence, the Board considered the following factors: (i) Ms. Ochoa-Brillembourg is not an employee or officer of EMI or EMM and is not otherwise involved in the day-to-day operations of either, (ii) our relationship with EMI and EMM pre-dates Ms. Ochoa-Brillembourg’s election to our Board of Directors, (iii) she was not involved in establishing the relationship, (iv) she has never had any direct involvement in providing services to our benefit plans and she derives no special benefit from the relationship beyond her ownership interest in EMI and EMM, (v) the compensation paid to EMM was determined through arms-length negotiations and is customary in amount and (vi) her level of ownership in each of EMI and EMM would not impact her willingness or ability to act independently from our management.

DIRECTOR COMPENSATION AND BENEFITS

        We structure director compensation to attract and retain qualified non-employee directors and to further align the interests of directors with the interests of stockholders by linking a portion of their compensation to stock performance. If they choose, non-employee directors can receive the entire amount of their Board remuneration in stock and stock-related compensation. Directors are expected to keep all of the net shares they receive as Board compensation until they own shares equal in market value to at least five times their annual retainer.

        Annual Retainer.    Effective beginning in the second half of fiscal 2006, we increased the annual retainer for non-employee directors from $50,000 to $75,000. As a result, non-employee directors each received an annual retainer of $62,500 in fiscal 2006. Audit Committee members receive an additional annual retainer of $5,000. Effective beginning in the second half of fiscal 2006, the annual retainer for the Audit Committee Chair was increased from $10,000 to $15,000, and other Committee Chairs began receiving a $10,000 annual retainer. We do not pay any additional fees for attending or chairing a meeting.

        Directors can elect to have annual retainer amounts paid quarterly in cash or our common stock of equal value, or they can defer payment until a later date. If payment is deferred, the deferred amount earns interest based on the directors’ selection from a group of funds offered to employees participating in our Deferred Compensation Plan. One of these funds tracks the return on our common stock.

        In fiscal 2006, W.T. Esrey, J.R. Hope, R.L. Ryan and D.A. Terrell received their retainers in cash payments; H. Ochoa-Brillembourg, S. Odland, M.D. Rose and A.M. Spence deferred some cash payments; and R.V. Gilmartin received 50 percent in cash and 50 percent in common stock.

        Restricted Stock Units.    Each time they are elected to the Board, non-employee directors receive 1,000 stock units. Stock units vest at the next annual stockholders’ meeting, and receipt of shares of common stock upon vesting can be deferred until a later date. Stock units earn amounts equal to the dividend payments on our common stock. These amounts can be reinvested in additional stock units or paid to the director.

        Stock Options.    Non-employee directors also receive options to purchase 10,000 shares of our common stock each time they are elected to the Board. The per-share price the director pays at exercise is the market price of the common stock on the date of the grant. The options become exercisable at the next annual stockholders’ meeting and expire 10 years after grant.

        Other Benefits.    We also have a planned gift program for directors that is funded by General Mills-paid life insurance policies on each participating director. Upon the death of a director, we donate $1 million to a qualifying charity recommended by the director, and we receive the entire charitable deduction. We are then reimbursed by life insurance proceeds. The cost of the program is not material to us, and individual directors derive no financial benefit from the program.

        We do not have a retirement plan for our non-employee directors.

TOTAL RETURN TO STOCKHOLDERS

        This line graph and table compare the cumulative total stockholder return for holders of our common stock with the cumulative total return of the Standard & Poor’s 500 Stock Index and the Standard & Poor’s 500 Packaged Foods Index for the last five-year fiscal period. The graph and table assume the investment of $100 in each of General Mills’ common stock and the specified indexes at the beginning of the applicable period, and assume the reinvestment of all dividends.

REPORT OF THE AUDIT COMMITTEE

        The Committee.    The Audit Committee of the Board of Directors consists of five non-employee directors named below. Each member of the Audit Committee is an independent director under our guidelines and as defined by New York Stock Exchange listing standards and SEC regulations for audit committee membership. In addition, the Board of Directors has unanimously determined that Dean Danos, Mr. Esrey and Mr. Ryan, members of the Audit Committee, qualify as “audit committee financial experts” within the meaning of SEC regulations and have accounting or related financial management expertise within the meaning of New York Stock Exchange listing standards. The Board of Directors has also unanimously determined that all Audit Committee members are financially literate within the meaning of New York Stock Exchange listing standards. The Committee, which operates according to its charter, is primarily responsible for oversight of our financial statements and internal controls, assessing and ensuring the independence, qualifications and performance of the independent registered public accounting firm, approving the independent registered public accounting firm’s services and fees, reviewing our risk assessment process and ethical, legal and regulatory compliance programs, and reviewing and approving our annual audited financial statements before issuance, subject to the Board of Directors’ approval. No members of the Audit Committee received any compensation from General Mills during the last fiscal year other than directors’ fees. The Committee’s charter is attached as Appendix B to this proxy statement, may be found on our website located at www.generalmills.com in the “Investors” section.

        Committee Report.    The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended May 28, 2006.

        The Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended May 28, 2006 with management, the internal auditor and KPMG LLP, the Company’s independent registered public accounting firm, with and without management present. In connection with that review, the Committee considered and discussed the quality of the Company’s financial reporting and disclosures, management’s assessment of the Company’s internal control over financial reporting and KPMG LLP’s evaluation of the Company’s internal control over financial reporting. The Committee discussed and reviewed with KPMG LLP critical accounting policies and practices, internal controls, other material written communications to management and the scope of KPMG LLP’s audits. The Committee also has discussed with KPMG LLP matters relating to its judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting as required by Statement of Auditing Standards No. 61 (Communications with Audit Committees).

        In addition, the Committee has discussed with KPMG LLP its independence from management and the Company, as well as the matters in the written disclosures received from KPMG LLP and required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee received a letter from KPMG LLP confirming its independence and discussed with KPMG LLP the matters covered by that letter.

        The Committee has reviewed all fees paid to KPMG LLP during the fiscal year and has considered the compatibility of KPMG LLP’s performance of non-audit services, including the tax planning services described below, with the maintenance of KPMG LLP’s independence as the Company’s independent registered public accounting firm.

        In June 2001, the Company entered into an engagement letter for tax planning services with KPMG Consulting, Inc. that included a contingent fee provision. At the time of the engagement, KPMG Consulting was not affiliated with KPMG LLP. In December 2001, KPMG LLP acquired a portion of KPMG Consulting’s business, which included the Company’s engagement and contingent fee agreement. In June 2006, KPMG LLP notified the Committee that the existence of this contingent fee arrangement was a violation of the standards for auditor independence under applicable regulations. KPMG LLP refunded the contingent portion of the fee and advised the Committee that KPMG LLP’s objectivity and audit independence were not impaired by the existence of the contingent fee arrangement. The Committee discussed the matter with management and KPMG LLP and agreed that KPMG LLP’s independence was not impaired.

        Based on the Committee’s review and discussions referred to above, the Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 28, 2006 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE:

Judith Richards Hope, Chair
Paul Danos
William T. Esrey
Robert L. Ryan
Dorothy A. Terrell

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

        The following table shows aggregate fees billed to us for fiscal years ended May 28, 2006 and May 29, 2005 by KPMG LLP, our independent registered public accounting firm.

	Fiscal Year (in thousands)

	2006	2005

Audit Fees	$4,642	$5,205
Audit-Related Fees (a)	476	469
Tax Fees (b)	790	1,875
All Other Fees	0	41

Total Fees (c)	$5,908	$7,590

(a)	Audit services for benefit plans and the General Mills Foundation
(b)	Expatriate tax services, tax return preparation, planning and compliance filings
(c)	All fees have been approved by the Audit Committee

        The Audit Committee has determined that performance of services other than audit services is compatible with maintaining the independence of KPMG LLP.

        Auditor Services Pre-approval Policy.    The Audit Committee has a formal policy concerning approval of all services to be provided by KPMG LLP, including audit, audit-related, tax and other services. The policy requires that all services KPMG LLP may provide to us be pre-approved by the Committee. The Chair of the Committee has the authority to pre-approve permitted services that require action between regular Committee meetings, provided the Chair reports to the full Committee at the next regular meeting. Certain permitted non-audit services, excluding certain designated audit-related and tax services, are limited to $1,000,000 in the aggregate during any fiscal year. The Committee approved all services provided by KPMG LLP during fiscal 2005 and 2006.

PROPOSAL NUMBER 2

RATIFY APPOINTMENT OF THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Board of Directors is submitting the selection of KPMG LLP to serve as our independent registered public accounting firm for fiscal 2007 for ratification in order to ascertain the views of our stockholders on this selection. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment by the Audit Committee of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 27, 2007. If stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider its selection, but it retains sole responsibility for appointing and terminating our independent registered public accounting firm.

        Representatives from KPMG LLP will attend the Annual Meeting and will have the opportunity to make a statement and answer questions.

        The Board of Directors unanimously recommends a vote FOR the ratification of KPMG LLP as our independent registered public accounting firm for fiscal year 2007.

REPORT OF THE COMPENSATION COMMITTEE ON
EXECUTIVE COMPENSATION

The Committee’s Responsibilities

        The Compensation Committee of the Board is responsible for oversight of the Company’s executive compensation and benefit policies to ensure that they provide the appropriate motivation to achieve superior corporate performance and stockholder value. The Committee performs an annual evaluation of the Chief Executive Officer’s performance compared to pre-established performance goals and objectives, and approves compensation actions impacting senior officers.

        The Committee is composed entirely of non-employee directors, each of whom is independent under our guidelines and as defined by the New York Stock Exchange listing standards. Reports of the Committee’s actions and recommendations are presented to the full Board after each meeting. The purpose of this report is to summarize the philosophical principles, specific program elements and other factors considered by the Committee in making decisions about executive compensation. The Committee has engaged an independent executive compensation consultant to advise it on compensation matters.

Compensation Philosophy

        The Committee’s guiding philosophy is to establish a compensation system that will enable the attraction, development, and retention of top quality executive leadership who will achieve competitively superior corporate performance and stockholder value creation. The Committee bases its compensation decisions on the following core principles:

•	Pay is Performance-Based: Executive compensation at General Mills is tightly linked to Company performance. Base salaries are targeted to the median of salaries paid at comparable companies in the food and consumer products business sector. Salaries are coupled with annual and long term incentive programs that enable total compensation to rise above that of the food and consumer products peer group median in years when Company performance is superior to that of this same group of companies.
•	Stock Ownership is Emphasized: The Committee believes that broad and deep employee stock ownership aligns the interests of employees with those of stockholders. Programs have been created to encourage employees to build and maintain an ownership interest in the Company. Specific stock ownership objectives have been established for employees in key management positions throughout the Company.
•	Compensation Opportunities Must Be Competitive: Competition for key management talent in the food and consumer products industry is particularly aggressive. The Committee carefully monitors the compensation practices of peer food and consumer products companies, as well as those of a broader group of leading industrial companies, to assure an appropriate level of competitiveness.

Program Elements

        General Mills’ executive compensation program is composed of base salary, annual incentive and long-term incentive compensation.

        Base Salary.    The Committee sets base salaries after considering an individual’s responsibilities and performance, as well as the compensation for similar positions at peer group companies. Base salaries for officers are targeted to the 50th percentile versus peer companies.

        All salaried employees, including executives, are eligible for an annual merit increase to base salary, effective July 1, based primarily on performance of job responsibilities and accomplishment of predetermined performance objectives.

        Annual Incentive.    General Mills provides executives with an annual opportunity to earn cash incentive awards through the Executive Incentive Plan (the “EIP”). Annual incentive compensation is paid partially in cash (75 percent) with the remaining 25 percent paid in restricted stock units that also require a stock ownership commitment. For each of the five most highly compensated executives, including the Chief Executive Officer, the total annual incentive amount is limited to the maximum amount established under the EIP; the actual incentive paid is adjusted downward from this maximum defined in the EIP by the Compensation Committee in accordance with a schedule determined by the Committee at the start of the fiscal year. The Company targets the combination of base salary and annual incentive to be above that of the median of its food and consumer products peer group when Company performance is superior to that of the same group of peer companies, and to be under this market median when performance is below that of the peer group companies. Executives are permitted to defer receipt of cash incentive awards earned under the EIP until a future date.

        For all executives, cash incentive awards were determined by multiplying their salary by a base incentive rate (a percent of salary based on their level of responsibility), their Individual Performance Rating and a Corporate Performance Rating determined by the Compensation Committee. For executives in operating units, the Corporate Performance Rating was weighted with their Business Unit Performance Rating; most Business Unit Performance Ratings were based 75 percent on operating profit growth and 25 percent on net sales growth, with consideration given to market share performance during the fiscal year. The scale for Corporate Performance Ratings and Business Unit Performance Ratings can range from 0 to 1.80, with superior performance resulting in ratings between 1.50 and 1.80. Individual Performance Ratings were based on the achievement of specific annual objectives such as financial and operating results, completion of strategic initiatives, the quality of business plans, and organizational development progress in important areas like diversity and employee development. Individual Performance Ratings can range from 0 to 1.50. Cash incentive awards to the five named executive officers for fiscal 2006 are included in the Summary Compensation Table on page 22 under the Bonus column.

        The portion of the annual incentive award that is paid in restricted stock units is adjusted upward or downward by 25 percent based on the Corporate Performance Rating, with Corporate Performance Ratings of 1.65 and above triggering a positive adjustment and ratings of 1.15 and below triggering a negative adjustment. In fiscal 2006, the schedule that established the year-end Corporate Performance Rating was based on four key measures, all of which were weighted equally: earnings-per-share growth, operating profit growth, net sales growth and return-on-capital improvement. In determining the Corporate Performance Rating, the Committee also considered the organizational progress achieved during the fiscal year, particularly in the areas of management development, succession capability for key leadership positions, diversity and overall organizational effectiveness. Based on Company results compared with these measures, the Committee assigned a Corporate Performance Rating of 1.65. This 1.65 Corporate Performance Rating reflected both significantly improved Company performance versus the prior two fiscal years (fiscal 2005 and fiscal 2004 ratings were 1.26 and 1.25 respectively) and Company performance that significantly exceeded the median performance of the food and consumer products peer companies on three of four of the key measures (only net sales growth was below). This rating for fiscal 2006 resulted in a 25 percent upward adjustment in the portion of the annual incentive paid in restricted stock units.

        To receive the restricted stock unit award, the executive must place on deposit with the Company personally owned shares of General Mills stock equal to the number of shares awarded. The restricted stock units vest after four years provided the owned shares remain on deposit with the Company for the entire four-year period. Restricted stock units granted under the EIP to the five named executive officers are included in the Summary Compensation Table on page 22 under the Restricted Stock Award(s) column.

        Long-term Incentive.    General Mills provides executives with a long-term incentive compensation opportunity, in stock options and restricted stock units, through the stockholder approved 2005 Stock Compensation Plan. The size of the stock awards granted to the Company’s executives, including the Chief Executive Officer, are periodically benchmarked against the long-term incentive awards made by other large food and consumer products companies to executives holding comparable positions. The standard grant for each position may be adjusted upward or downward each year by 25 percent based on the Corporate Performance Rating assigned for that fiscal year. Grants are targeted to be above the peer group median when Company performance warrants the 25 percent upward adjustment (Corporate Performance Ratings of 1.65 or greater) and below this market median when annual performance warrants the 25 percent downward adjustment (Corporate Performance Ratings of 1.15 and lower).

        In June 2006, stock awards with four-year cliff vesting were made to approximately 2,500 executives and managers based on their level of responsibility, ability to impact results and individual performance. These awards were increased by 25 percent based on Company financial results and organizational progress, which in aggregate exceeded expectations, and resulted in a Corporate Performance Rating for the fiscal year of 1.65. The Summary Compensation Table on page 22 includes the stock options granted in June 2006 to the five named executive officers.

Stock Ownership Objectives

        For several decades, the Company has made an effort to enable and encourage increased General Mills stock ownership by executives and employees at all levels throughout the Company. For example, special ownership building programs in place in the 1980’s and 1990’s granted supplemental stock options to executives and managers who made open market purchases of Company stock and/or who agreed to forfeit their annual merit increase. In 1990, the Company initiated a performance-based stock match to its 401(k) plan. In addition, the Company has periodically made stock option awards to all employees not receiving regular stock grants, with such grants made to eligible employees in fiscal 1994, 1996, 2000, and 2002.

        Since 1991, the Company has had stock ownership guidelines for executives and outside Board members. The current stock ownership targets for those in key leadership roles require a minimum of ten times base salary for the Chief Executive Officer, five times base salary for senior officers and three times base salary for all other company officers. Members of the Board of Directors are expected to own stock equal in market value to at least five times their annual retainer.

        Employee stock ownership has grown sharply though the years as a result of these initiatives. Executives and employees today collectively own more than 6 percent of shares outstanding, more than triple the total employee ownership level that existed as late as 1998. We believe that this significant increase in Company stock ownership by employees has helped to foster a performance-oriented culture and has contributed to the Company’s success over this time period.

CEO Performance and Compensation

        In fiscal 2006, the Committee determined the amount of the base salary adjustment, annual incentive and long-term incentive for Mr. Sanger, the Company’s Chief Executive Officer, consistent with the methods utilized for other senior executives. In determining Mr. Sanger’s annual merit increase and annual incentive award, the Committee evaluated his performance by soliciting written feedback from all non-employee directors and subsequently discussing the consolidated input with all non-employee directors in executive session. The criteria utilized to determine Mr. Sanger’s performance included the Company’s financial and operational performance for fiscal 2006, the overall level of leadership he provided, and his continued ability to develop and implement strategies to enhance stockholder value. The Committee also considered Mr. Sanger’s performance against his pre-established fiscal year objectives in a number of additional areas such as marketplace innovation, productivity improvement, new business development, organizational development and diversity, and customer and stockholder relations.

        Based on the annual assessment of his performance by the Board of Directors, Mr. Sanger was awarded a merit increase effective July 2006 of $45,000 annually or 4 percent. The Committee and full Board of Directors also approved a fiscal 2006 annual incentive payment to Mr. Sanger of $2,173,227 in cash and 15,897 restricted stock units and a long-term incentive award of 39,063 restricted stock units and 468,750 stock options. The annual and long- term incentive awards were based on the Corporate Performance Rating of 1.65 and, therefore, the stock awards include an upward adjustment by 25 percent. These performance-based annual and long-term incentive awards, coupled with the adjustment made to Mr. Sanger’s base salary, brought his total direct compensation for fiscal 2006 to approximately the current CEO compensation median for major food and consumer products companies.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code provides guidance on the deductibility of compensation paid to the Company’s five highest paid officers. The Company has taken the necessary actions to ensure the deductibility of payments under the Company’s annual and long-term performance incentive compensation plans. The Company also intends to take the actions necessary to maintain the future deductibility of payments and awards under these programs.

Conclusion

        The Committee is satisfied that the compensation and long-term incentive plans provided to the executives of the Company are structured and operated to foster a performance-oriented culture and create strong alignment with the long-term best interests of the Company and its stockholders and that compensation levels are reasonable in light of performance and industry practices.

SUBMITTED BY THE COMPENSATION COMMITTEE:

Michael D. Rose, Chair
Raymond V. Gilmartin
Heidi G. Miller
A. Michael Spence

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

		Annual Compensation						Long-Term Compensation Awards(a)

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)		Restricted Stock Award(s) ($)(b)	Securities Underlying Options (#)	All Other Compensation ($)(c)

S.W. Sanger Chairman of the Board and Chief Executive Officer	2006	1,186,583		2,173,227		146,265(d	)	2,817,250	468,750	105,925
	2005	1,034,000		1,436,381		143,952(d	)	2,045,487	412,500	73,335
	2004	970,667		1,319,500		152,973(d	)	2,197,021	468,750	87,273
J.A. Lawrence Vice Chairman and Chief Financial Officer	2006	600,000		742,500		—		855,068	137,500	42,463
	2005	556,431		518,817		54,298(e	)	559,286	103,125	31,389
	2004	530,375		480,652		—		594,493	117,188	36,775
K.J. Powell President and Chief Operating Officer	2006	550,000		723,731		135,656(g	)	912,069	156,250	39,928
	2005	442,917(f	)	653,845(f	)	604,817(g	)	571,534	103,125	15,421
	2004	328,003(f	)	402,181(f	)	110,252(g	)	306,579	55,594	23,451
R.G. Darcy Executive Vice President, Worldwide Operations and Technology	2006	450,000		556,875		—		593,232	93,750	29,223
	2005	413,225		348,062		54,511(e	)	346,633	61,875	23,544
	2004	397,417		324,143		—		367,442	70,313	25,840

J.J. Rotsch Executive Vice President, Worldwide Sales & Channel Development	2006	435,000		531,135		—		583,595	93,750	27,313
	2005	368,124		306,828		51,691(e	)	334,233	61,875	20,993
	2004	346,038		286,138		—		356,026	70,313	23,358

(a)	In fiscal 2006, the size of the annual incentive stock grants made in restricted stock units and the size of the long-term incentive stock grants made in restricted stock units and stock options depended on the Corporate Performance Rating assigned for that fiscal year by the Compensation Committee. Each executive’s standard stock grant is adjusted upward by 25% when a Corporate Performance Rating of 1.65 or higher is achieved or adjusted downward when the rating assigned is 1.15 or lower. In fiscal 2006, stock grants were increased by 25 percent based on the 1.65 Corporate Performance Rating.
(b)	The amounts in this column reflect the value of the restricted stock or restricted stock units granted under the Executive Incentive Plan, the 2003 Stock Compensation Plan and the 2005 Stock Compensation Plan, and they include restricted stock units earned in fiscal 2006 but granted on June 26, 2006 after fiscal year end. Restricted stock and restricted stock units vest in full after four years and in the event of a change of control. Awards under the Executive Incentive Plan require recipients to deposit with the Company one personally owned share of common stock for each restricted stock unit awarded. Vesting of these restricted stock units is also subject to the participant’s shares remaining on deposit until the end of the restricted period. Regular dividends are paid on the restricted stock and restricted stock units. At the end of fiscal 2006, the aggregate number and value of all restricted stockholdings (which exclude any awards granted after the end of fiscal 2006) for the named executive officers were:

Name	Shares/Units(#)	Value($)

S. W. Sanger	113,773	5,900,268
J. A. Lawrence	33,429	1,733,630
K. J. Powell	23,383	1,212,642
R. G. Darcy	20,612	1,068,938
J.J. Rotsch	19,818	1,027,761

(c)	The amounts represent the Company’s matching contributions to retirement savings plans (tax-qualified and supplemental) and the Company’s matching allocations to the Deferred Compensation Plan on behalf of the named executive officers. Company contributions to these plans in fiscal 2006 were:

Name	Retirement Savings Plans($)	Deferred Compensation Plan($)

S. W. Sanger	94,827	11,098
J. A. Lawrence	41,154	1,309
K. J. Powell	35,567	4,361
R. G. Darcy	24,328	4,895
J.J. Rotsch	22,609	4,704

There is also a variable component to the matching allocations that is payable in July 2006 and that will be reflected in compensation for fiscal 2007.

(d)	This amount represents perquisites used by Mr. Sanger, including personal use of Company aircraft valued at $73,001 in fiscal 2006, $69,606 in fiscal 2005 and $98,357 in fiscal 2004. The amounts for fiscal 2006 and fiscal 2005 were based on the aggregate incremental cost to the Company, and the amount for fiscal 2004 was based on Internal Revenue Service guidelines for imputed income for personal use of Company aircraft.
(e)	Includes $32,180 for the incremental costs of executive insurance plans in fiscal 2005.
(f)	Includes salary and bonus paid for time worked at Cereal Partners Worldwide, our joint venture with Nestlé, S.A. During the first two months of fiscal 2005 and all of fiscal 2004, Mr. Powell was Chief Executive Officer of Cereal Partners Worldwide.
(g)	This amount represents reimbursements made to Mr. Powell for incremental taxes and living expenses resulting from his assignment to Cereal Partners Worldwide in Switzerland. The payments were made pursuant to a policy that applies to all employees on international assignment. Incremental tax payments made by the Company totaled $67,419 in fiscal 2006 and $555,882 in fiscal 2005. Factors such as time lags in tax determination, differences in taxable periods between jurisdictions and the availability of foreign tax credits or refunds result in significant differences in incremental tax payments from year to year.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted (#)(a)	% of Total Options Granted to Employees in Fiscal Year (b)	Exercise Price ($/share)	Expiration Date	Grant Date Present Value ($)(c)

S. W. Sanger	468,750	9.00	51.26	7/26/2016	5,034,375
J. A. Lawrence	137,500	2.64	51.26	7/26/2016	1,476,750
K. J. Powell	156,250	3.00	51.26	7/26/2016	1,678,125
R. G. Darcy	93,750	1.80	51.26	7/26/2016	1,006,875
J.J. Rotsch	93,750	1.80	51.26	7/26/2016	1,006,875

(a)	These stock options grants under the 2005 Stock Compensation Plan were earned in fiscal 2006 but granted on June 26, 2006 after fiscal year end. They become exercisable in full on June 26, 2010. All options become fully exercisable for a period of one year after a change of control. All options are granted at the fair market value of the common stock on the grant date and generally expire 10 years and one month from the grant date. Options include the right to pay the exercise price in cash or previously acquired common stock and the right to have shares withheld by the Company to pay withholding tax obligations due upon exercise.

(b)	Represents percentage of total options granted to employees for fiscal 2006, including options earned in fiscal 2006 but granted after fiscal year end.
(c)	We have used the Black-Scholes option-pricing model to provide a grant date present value of $10.74 per share for our option grants pursuant to SEC regulations. The following assumptions were used in the calculation: options will be held for eight years; dividends grow 9.2 percent annually; a risk-free interest rate of 5.3 percent; and expected price volatility of 20.0 percent. We have made no adjustments to reflect that these options are subject to forfeiture.

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(b)

Name	Shares Acquired on Exercise (#)	Value Realized ($)(a)	Exercisable	Unexercisable	Exercisable	Unexercisable

S. W. Sanger	229,772	5,414,442	3,515,503	1,381,250	44,991,915	8,707,875
J. A. Lawrence	—	—	812,563	345,313	10,174,144	2,176,972
K. J. Powell	37,224	829,217	502,988	219,909	6,769,833	1,305,252
R. G. Darcy	90,349	1,828,614	467,439	207,188	5,652,299	1,306,184
J.J. Rotsch	57,320	1,300,202	562,688	207,188	7,573,917	1,306,184

(a)	Value realized upon exercise of options equals the fair market value of the Company’s common stock on the exercise date, less the exercise price, multiplied by the number of shares exercised.
(b)	Value of unexercised options equals the fair market value of the shares underlying in-the-money options on May 26, 2006 ($51.86), less the exercise price, multiplied by the number of in-the-money options outstanding.

Defined Benefit Retirement Plan

Final Average Earnings (as defined)	10 Years of Service	15 Years of Service	20 Years of Service	25 Years of Service	30 or More Years of Service*

$ 500,000	$83,333	$125,000	$166,666	$208,333	$250,000
600,000	100,000	150,000	200,000	250,000	300,000
700,000	116,666	175,000	233,333	291,666	350,000
800,000	133,333	200,000	266,666	333,333	400,000
900,000	150,000	225,000	300,000	375,000	450,000
1,000,000	166,666	250,000	333,333	416,666	500,000
1,100,000	183,333	275,000	366,666	458,333	550,000
1,200,000	200,000	300,000	400,000	500,000	600,000
1,300,000	216,666	325,000	433,333	541,666	650,000
1,400,000	233,333	350,000	466,666	583,333	700,000
1,500,000	250,000	375,000	500,000	625,000	750,000
1,600,000	266,666	400,000	533,333	666,666	800,000
1,700,000	283,333	425,000	566,666	708,333	850,000
1,800,000	300,000	450,000	600,000	750,000	900,000
1,900,000	316,666	475,000	633,333	791,666	950,000
2,000,000	333,333	500,000	666,666	833,333	1,000,000
2,100,000	350,000	525,000	700,000	875,000	1,050,000
2,200,000	366,666	550,000	733,333	916,666	1,100,000
2,300,000	383,333	575,000	766,666	958,333	1,150,000
2,400,000	400,000	600,000	800,000	1,000,000	1,200,000
2,500,000	416,666	625,000	833,333	1,041,666	1,250,000
2,600,000	433,333	650,000	866,666	1,083,333	1,300,000
2,700,000	450,000	675,000	900,000	1,125,000	1,350,000
2,800,000	466,666	700,000	933,333	1,166,666	1,400,000
2,900,000	483,333	725,000	966,666	1,208,333	1,450,000
3,000,000	500,000	750,000	1,000,000	1,250,000	1,500,000
3,100,000	516,666	775,000	1,033,333	1,291,666	1,550,000
3,200,000	533,333	800,000	1,066,666	1,333,333	1,600,000
3,300,000	550,000	825,000	1,100,000	1,375,000	1,650,000
3,400,000	566,666	850,000	1,133,333	1,416,666	1,700,000
3,500,000	583,333	875,000	1,166,666	1,458,333	1,750,000

*	No additional benefits accrue after 30 years of service.

        The preceding table sets forth the pension benefits payable under our tax-qualified Retirement Income Plan (the “General Mills Pension Plan”) and Supplemental Retirement Plan to the persons named in the Summary Compensation Table (see page 22), showing the estimated annual aggregate benefits payable at normal retirement (age 65) for various classifications of earnings and years of benefit service. Because federal law limits the benefits that may be paid from a tax-qualified retirement plan like the General Mills Pension Plan, the Supplemental Retirement Plan provides for the payment of additional amounts to certain executive officers (including the officers named in the Summary Compensation Table) so that they will receive, in the aggregate, the benefits they would have been entitled to receive had the General Mills Pension Plan not been subject to such maximum limitations. Participants with 30 years of benefit service become eligible for the maximum annual aggregate benefit available under the General Mills Pension Plan, which is 50% of Final Average Earnings. Final Average Earnings is the average of the employee’s five highest years’ remuneration. Such remuneration generally equals the salary and bonus reported in the Summary Compensation Table plus the value of restricted stock and restricted stock units granted under the Executive Incentive Plan that vest during a measurement period. Final average earnings calculated as of fiscal year end for the officers listed in the Summary Compensation Table would be: $2,610,958 for S.W. Sanger; $1,099,627 for J.A. Lawrence; $775,988 for K.J. Powell; $766,335 for R.G. Darcy; and $711,470 for J.J. Rotsch.

        The officers listed in the Summary Compensation Table are credited with the following full years of benefit service as of fiscal year end under the General Mills Pension Plan: S. W. Sanger, 32 years; J. A. Lawrence, 7 years; K. J. Powell, 26 years; R. G. Darcy, 18 years; and J.J. Rotsch, 32 years.

        Fifty percent of the participant’s projected Social Security benefit will be deducted from benefit amounts set forth in this table. The effects of integration with Social Security benefits have been excluded from the table because the amount of the reduction in benefits due to integration varies depending on the participant’s age at the time of retirement and changes in Social Security laws.

CHANGE OF CONTROL ARRANGEMENTS

        We have management continuity agreements with some of our executive officers providing for guaranteed severance payments equal to up to three times the annual compensation of the officer (salary plus cash incentive award) and continuation of health and similar benefits for up to a three-year period if the officer is terminated under certain circumstances within two years after a change of control. These agreements also provide for a cash payment of the amount necessary to insure that the foregoing payments are not subject to reduction due to the imposition of excise taxes payable under Internal Revenue Code Section 4999 or any similar tax. We have two nominally funded trusts to provide for payments under our nonqualified deferred compensation plans, including the 2001 Compensation Plan for Non-Employee Directors, the Executive Incentive Plan, the Deferred Compensation Plan, the management continuity agreements, the Supplemental Savings Plan and the Supplemental Retirement Plan. Full funding is required in the event of a change of control.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain information as of May 28, 2006 with respect to our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)		Weighted-average exercise price of outstanding options, warrants and rights (b) (4)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	42,589,413	(2)	$40.85	15,021,864	(5)
Equity compensation plans not approved by security holders	19,771,640	(3)	$42.69	—

Total	62,361,053		$41.45	15,021,864

(1)	The Company does not provide dividend equivalents on stock options and none of the outstanding options have dividend equivalent rights. Additionally, options are not transferable for consideration.
(2)	Includes 39,234,888 stock options, 2,987,514 restricted stock units and 367,011 restricted stock units that have vested and been deferred. These awards were granted under the following stockholder-approved plans: 2005 Stock Compensation Plan, Executive Incentive Plan and 2001 Compensation Plan for Non-Employee Directors; and the following stockholder-approved plans which have been discontinued: 1990 Salary Replacement Stock Option Plan, Stock Option and Long-Term Incentive Plan of 1993,

1995 Salary Replacement Stock Option Plan, 1996 Compensation Plan for Non-Employee Directors, 1998 Senior Management Stock Plan and 2003 Stock Compensation Plan. No future awards may be granted under any of the discontinued plans.
(3)	Includes 18,968,227 stock options, 619,055 restricted stock units and 184,358 restricted stock units that have vested and been deferred under our 1998 Employee Stock Plan, which was discontinued in September 2003. These awards include stock options granted to a broad group of employees in fiscal 2000 and 2002. No future awards may be granted under our 1998 Employee Stock Plan.
(4)	Weighted-average exercise prices identified in column (b) do not take into account restricted stock unit grants. Weighted average term of outstanding options is 4.83 years.
(5)	Excludes restricted stock units that may be awarded under the Executive Incentive Plan based on Company and individual performance subject to certain limits. Also excludes securities that would be available under the 2006 Compensation Plan for Non-Employee Directors, which is subject to stockholder approval at the Annual Meeting. We may award stock options, restricted stock, restricted stock units and shares of common stock under our 2005 Stock Compensation Plan, which had 14,810,864 shares available for grant on May 28, 2006. Only 3,560,864 of these shares may be issued as restricted stock or restricted stock units. We may award stock options, restricted stock units and shares of common stock under our 2001 Compensation Plan for Non-Employee Directors, which had 211,000 shares available for grant on May 28, 2006.

        On July 21, 2006, a total of 61,843,276 shares of our common stock were issuable upon exercise of outstanding stock options (with a weighted-average exercise price of $42.43 per share and a weighted-average remaining contractual life of 5.18 years), 4,974,798 shares of our common stock were issuable upon vesting of restricted stock units, and 593,264 restricted stock units had vested and were deferred. A total of 8,189,799 shares remained available for grant under our 2005 Stock Compensation Plan. Only 2,140,503 of these shares may be issued as restricted stock or restricted stock units. 211,000 shares remained available for grant under our 2001 Compensation Plan for Non-Employee Directors.

        Deferred Compensation Plan.    Our Deferred Compensation Plan was approved by the Compensation Committee and became effective on May 1, 1984. The Plan is a non-qualified deferred compensation plan that provides for the deferral of cash incentives and restricted stock units issued under our stock plans. An employee can elect to defer up to 100 percent of annual incentive compensation and shares of common stock attributable to nonvested restricted stock units under our stock plans. Certain of our key and highly compensated management employees are eligible to participate in the Plan.

        A deferred account is established for each participant making an election to defer compensation whether based on cash or common stock. A participant’s deferred cash account is credited monthly with a rate of return based on the investment performance of participant-selected 401(k) Savings Plan funds for the prior month. Dividend equivalent amounts can be paid out to the employee or credited to an employee’s account to reflect dividends paid on our common stock, based on the number of stock units deferred and credited to an employee’s deferred account. We credit the deferred account of each participant in the Plan with an additional amount, or in the case of a stock unit account additional stock units, equal to the value of the employer matching contributions that we would have otherwise made to the participant’s 401(k) Savings Plan account if the employee had not deferred compensation under the Deferred Compensation Plan.

PROPOSAL NUMBER 3

ADOPTION OF THE 2006 COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

Introduction

        Stockholders are asked to vote to adopt the General Mills, Inc. 2006 Compensation Plan for Non-Employee Directors (“2006 Directors’ Plan” or “Plan”). The 2006 Directors’ Plan is intended to replace the General Mills, Inc. 2001 Compensation Plan for Non-Employee Directors (“2001 Directors’ Plan”), which terminates on September 30, 2006.

        The purpose of the 2006 Directors’ Plan is to provide a compensation program that:

•	Attracts and retains qualified individuals not employed by the Company to serve on its Board of Directors; and
•	Awards stock options and stock units payable in General Mills common stock in order to align the interests of non-employee directors with those of stockholders by providing that a portion of their compensation is linked directly to increases in stockholder value.

        Key features of the proposed 2006 Directors’ Plan are as follows:

•	Overall design of the Plan is substantially similar to the 2001 Directors’ Plan, which was approved by stockholders. Just like the 2001 Directors’ Plan, the Plan has a five-year term and the same number of authorized shares to be issued.
•	The Plan reflects compensation and governance best practices, such as no stock option repricing, no discounted options, no reload options, a limitation on the number of shares that can be utilized in a given year, a limitation on the total number of shares that can be granted as stock units over the term of the Plan, no dividends on options, and the avoidance of expansive share-counting features.
•	Upon approval of the Plan, no further grants will be made under the 2001 Directors’ Plan. Approximately 211,000 unissued shares under the 2001 Directors’ Plan will be cancelled. All new stock grants will be made under the 2006 Directors’ Plan.

Material Features of the 2006 Directors’ Plan

        The summary of the material features of the 2006 Directors’ Plan that follows is subject to the full text of the 2006 Directors’ Plan that is contained in Appendix A to this Proxy Statement.

        Term.    The term of the Plan is effective from September 25, 2006 to September 30, 2011.

        Participation.    Participation is limited to members of the Board of Directors who are not employees of the Company or any of its subsidiaries, currently 11 individuals.

        Authorized Shares.    The maximum number of shares authorized to be issued is 700,000. The maximum number of shares authorized to be issued in a single plan year is 160,000, and the maximum number of shares that can be issued on vesting of stock units is 175,000 over the term of the Plan. All stock awards will be subject to adjustment for corporate transactions that may otherwise cause a dilution or enlargement of the rights of participants. As of July 28, 2006, the closing price of our common stock on the New York Stock Exchange was $52.30 per share.

        Retainer.    Each non-employee director will receive compensation in the form of a retainer for serving on the Board. Each non-employee director may elect to receive all or a portion of the retainer in the form of cash, deferred cash and/or common stock.

        Stock Options.    Each non-employee director will be granted a non-qualified option to purchase shares of Company common stock on the effective date of the Plan (or, on the date a non-employee director is first elected after the effective date of the Plan) and on each successive annual stockholders’ meeting date when the director is re-elected. The per share price paid by the non-employee director at the time an option is exercised shall be 100% of the fair market value on the date of grant, or on the last date preceding the date of grant on which the common stock was traded. Each option will vest and become exercisable on the next annual meeting date and will expire ten years from the date of grant.

        Stock Units.    On the effective date of the Plan (or, on the date a non-employee director is first elected after the effective date of the Plan) and on the close of business on each successive annual stockholders’ meeting date, each non-employee director shall receive an award of restricted stock units, each representing the right to receive General Mills common stock (“stock units”). Stock units vest at the next annual stockholders’ meeting date, at which time the Company delivers shares of its common stock to the non-employee director, unless the director elected to defer the award.

        Change of Control.    In the event of a change of control (as defined by the Plan) of the Company, stock options will immediately vest and become exercisable and stock units will immediately vest.

        Administration.    The Compensation Committee will administer the Plan. Such Committee will have the full power to interpret its terms and formulate additional details and regulations to carry out the provisions of the Plan.

        Amendments.    Under the terms of the Plan, the Compensation Committee may amend, modify or terminate the Plan at any time; however, no action may be taken by the Compensation Committee or the Board of Directors (except for adjustments as referenced above under “Authorized Shares”) without the approval of the stockholders to:

•	Increase the number of shares that may be issued under the Plan;
•	Permit granting of stock options at less than fair market value;
•	Permit the repricing of outstanding stock options; or
•	Amend the maximum shares that may be granted as awards to any participant.

        Termination, Retirement, and Death.    Stock options and stock units will be forfeited to the Company if the non-employee director terminates service on the Board prior to vesting at the next annual meeting date. If a non-employee director dies prior to the vesting of stock options or stock units at the next annual meeting date, those stock awards shall fully vest as of the date of his or her death. The balance of any retainer due to the deceased director in that quarter shall be paid to the director’s estate.

        No benefits or amounts have been granted, awarded or received under the 2006 Directors’ Plan. If our stockholders approve the 2006 Directors’ Plan, we will use the Plan to pay retainer fees and make awards of stock options and stock units to our non-employee directors as of the 2006 Annual Meeting. The Compensation Committee has discretion to determine the amount, number and types of awards that will be granted under the 2006 Directors’ Plan. The current terms of these awards and payments are described under “Director Compensation and Benefits.”

U.S. Federal Income Tax Considerations.

        Stock Options.    Stock options granted under the Plan will be non-qualified options governed by Section 83 of the Internal Revenue Code. The grant of options will not result in taxable income to the non-employee director or a tax deduction for the Company. Under current tax law the exercise of an option will result in taxable ordinary income to the non-employee director and a corresponding deduction to the Company, equal to the difference between the fair market value of the shares on the date the option was granted and the fair market value of those shares on the date the option was exercised.

        Stock Units.    The grant of stock units will not result in taxable income to the non-employee director or a tax deduction for the Company. At the time the stock units vest, a non-employee director will recognize taxable ordinary income and the Company will receive a corresponding deduction, equal to the fair market value of those shares on the date the stock units vest. If a non-employee director elects pursuant to the terms of the Plan to defer payment of stock units beyond the vesting date, the director will recognize taxable ordinary income, and the Company will receive a corresponding deduction, at the time when the deferred payment is made in an amount equal to the fair market value of the shares received as of that time.

        Application of Section 16.    Special rules may apply to individuals, including non-employee directors, subject to Section 16 of the Securities Exchange Act of 1934 if they purchase shares of our stock in a transaction that is not exempt under Section 16 within six months of an option exercise or the vesting or deferred payment date of stock units. In that case, unless a special election is made pursuant to the Internal Revenue Code, shares received through exercise of a stock option, vesting or deferred payment of stock units may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise, vesting or deferred payment. Accordingly, the amount of any ordinary income recognized, and the amount of the Company’s deduction, are determined based on the fair market value of the shares as of the end of that period.

        Non-employee directors are responsible for the payment of all federal, state and local taxes, including those of any jurisdiction outside the United States, in respect of awards under the Plan.

        The Plan is intended to comply with Section 409A of the Internal Revenue Code.

        The Board of Directors unanimously recommends a vote FOR adoption of the General Mills, Inc. 2006 Compensation Plan for Non-Employee Directors.

PROPOSAL NUMBER 4

STOCKHOLDER PROPOSAL ON LABELING OF
GENETICALLY ENGINEERED FOOD PRODUCTS

        We expect the following proposal to be presented by a stockholder at the Annual Meeting. We will provide our stockholders with name, address and share holdings information for the proponent promptly upon receipt of an oral or written request. In accordance with SEC regulations, the text of the stockholder proposal is printed verbatim below.

        RESOLVED:    Shareholders request that the Board of Directors adopt a policy to identify and label all food products manufactured or sold by the company under the company’s brand names or private labels that may contain genetically engineered (GE) ingredients.

Supporting Statement

•	The right to know is a fundamental principle of democratic societies and market economics.
•	132 countries, parties to the Cartagena Protocol, have agreed to documentation requirements for the export and import of genetically engineered organisms. (Financial Times 3/29/06)
•	As of May 19, 2005, Alaska law requires that genetically engineered salmon be labeled as such.
•	Millions suffer from mild to fatal food allergies. Without labeling, consumers have no way of protecting themselves from hidden allergens.
•	The National Academy of Sciences report, Genetically Modified Pest-Protected Plants (4/2000) recommended development of improved methods for identifying potential allergens in genetically engineered pest-protected plants.
•	The report Safety of Genetically Engineered Foods: Approaches to Assessing Unintended Health Effects (National Academy of Sciences] 7/2004) states: “there remain sizable gaps in our ability to identify compositional changes that result from genetic modification of organisms intended for food... (p. 15) Post-marketing surveillance has not been used to evaluate any of the GE crops currently on the market. (p. 153)
•	Between 2001–2004, approximately 15,000 hectares (150 square kilometers) in four US states were planted with unapproved Bt10 corn. (New Scientist 3/23/2005) At least nine cargo shipments to Japan have contained the illegal variety. (Reuters 8/23/2005)
•	The FDA determined (2/2003) that 386 pigs involved in bioengineering studies were possibly not properly disposed of, and may have entered the food supply.
•	StarLink corn, not approved for human consumption, has been detected in US food aid shipments (12/2004) as well as in a U.S. corn shipment to Japan (12/2002). Star Link’s first contamination of U.S. corn (8/2000) triggered a recall of 300 products.

        Indicators that genetically engineered organisms MAY be harmful to humans, animals, or the environment include:

•	Five major US agricultural weeds have developed resistance to glyphosate, the herbicide used with genetically engineered Roundup Resistant crops. Addressing this problem includes use of additional herbicides.
•	Research (Environmental Health Perspectives (6/2005) has shown that Roundup, increasingly needed on Roundup Ready crops, is toxic to human placental cells at concentrations lower than agricultural use.
•	Producers of salmon genetically engineered to speed the fish’s growth to maturity expect their federal application to sell the fish in the United States to be decided within a year, renewing concern among commercial fisherman about the consequences of genetically modified fish escaping and mingling with wild salmon. (AP 3/9/2005)
•	Crops engineered to produce pharmaceuticals/industrial chemicals could pollute the food system. The National Food Processors Association stated (11/2002): “There is an unacceptable risk to the food supply associated with the use of food and feed crops as ‘factories’ for the production of pharmaceuticals or industrial chemicals without mandatory regulations and necessary verification in place.”

        The Board of Directors unanimously recommends a vote AGAINST the proposal for the following reasons:

        The health and well-being of our consumers is General Mills’ highest priority. General Mills has always produced safe products, and we will continue to produce and sell only safe products. General Mills has strong internal guidelines and programs to ensure that all of its ingredients and products are obtained from safe and reliable sources. In combination with General Mills’ own internal sourcing programs and safeguards, existing laws and requirements further ensure the safety of food products.

        There is no need, in our view, for additional labeling beyond what is already required by the U.S. or other countries.

        The U.S. Food and Drug Administration (the “FDA”), the Department of Agriculture and the Environmental Protection Agency have each determined that food containing ingredients improved through modern biotechnology is safe and no different in any meaningful way from other foods. The National Academy of Science has reached the same conclusion on three occasions, as have the national academies of several other countries. Additionally, the American Medical Association has reached the same conclusion. There is no evidence of any harm related to the inclusion of genetically engineered ingredients in food products.

        The proposal asks the Company to “identify and label all products manufactured or sold by General Mills under the company’s brand names or private labels that may contain genetically engineered ingredients.” It should be noted that the FDA already requires labeling of products containing genetically engineered ingredients whenever such ingredients change the nutritional composition of the product or are allergenic. We support this policy. We also support the FDA’s move to make mandatory its review of all bioengineered ingredients. And we support government initiatives that would resolve issues uniformly and that employ sound science and comprehensive, balanced evaluations to assure that any products of new food technology are safe for consumers and the environment.

        It is worth noting that the FDA has expressed concern that special labeling for foods containing ingredients improved through modern biotechnology may be misleading to consumers because many would interpret such a label as a warning when, in fact, there is no scientific basis to suggest that such foods are in any meaningful way different from their non-biotech counterparts. There is also the practical difficulty of successfully segregating biotech from non-biotech crops in North America. Instituting such a system would be very costly and would result in higher prices to consumers for no apparent benefit.

        Modern biotechnology holds promise for society, for consumers and for the world. It is already being used to reduce the use of chemical pesticides in agriculture and for low-impact, low-tillage farming. It is viewed by some organizations dedicated to alleviating Third World food and nutrition deficits, such as the Rockefeller Foundation and the Food and Agricultural Organization of the United Nations, as a potentially important tool in meeting the world’s food needs. It has the clear potential to foster the development of food products that deliver additional health and nutrition benefits for consumers.

        Similar proposals have been presented to General Mills stockholders in 2000, 2001 and 2002. Each time, the proposal was soundly defeated, receiving less than a 10% favorable vote.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Who is entitled to vote?
A:	Record holders of General Mills common stock at the close of business on July 27, 2006 may vote at the meeting. On July 27, 2006, approximately 350,630,977 shares of common stock were outstanding and eligible to vote. The shares of common stock in our treasury on that date will not be voted.
Q:	How do I vote?
A:	If you are a stockholder of record or hold stock through the General Mills 401(k) Savings Plan, you may vote using any of the following methods:
•	Via the Internet, by going to the website www.proxyvote.com and following the instructions for Internet voting on the proxy card;
•	If you reside in the United States or Canada, by dialing 800-690-6903 and following the instructions for telephone voting on the proxy card;
•	By completing and mailing your proxy card; or
•	By casting your vote in person at the meeting.

Telephone and Internet voting facilities for stockholders of record will close at noon EDT on Sunday, September 24, 2006.

If you return your signed proxy card or use Internet or telephone voting before the Annual Meeting, we will vote your shares as you direct. You have three choices on each matter to be voted upon. For the election of directors, you may vote for (i) all of the nominees, (ii) none of the nominees or (iii) all of the nominees except those you designate. See Proposal Number 1 on page 7 of this proxy statement. For the other items, you may vote (or abstain) by choosing FOR, AGAINST or ABSTAIN.

If you are a stockholder of record and do not specify on your returned proxy card or through Internet or telephone prompts how you want to vote your shares, we will vote them FOR the election of all director nominees, FOR ratification of KPMG LLP as our independent registered public accounting firm, FOR adoption of the 2006 Compensation Plan for Non-Employee Directors and AGAINST the stockholder proposal on labeling of genetically engineered food products.

If your shares are held in a brokerage account in your broker’s name (“street name”), you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, if your broker allows, submit voting instructions by telephone or via the Internet. If you provide specific voting instructions by mail, telephone or the Internet, your broker or nominee will vote your shares as you have directed.

Ballots will be passed out during the meeting to anyone who wants to vote in person at the meeting. If you hold your shares in street name, you must request a legal proxy from your broker or nominee to vote in person at the meeting.

Q:	What if I change my mind after I vote my shares?
A:	You can revoke your proxy at any time before it is voted at the meeting by:
•	Sending written notice of revocation to the Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440;
•	Submitting a properly signed proxy with a later date;
•	Voting by telephone or via the Internet at a time following your prior telephone or Internet vote; or
•	Voting in person at the Annual Meeting.

You also may be represented by another person at the meeting by executing a proper proxy designating that person.

Q:	How will my Dividend Reinvestment Plan and General Mills 401(k) Savings Plan shares be voted?
A:	We have added the shares of common stock held by participants in our Dividend Reinvestment Plan (including shares acquired through employee payroll deductions) to the participants’ other holdings shown on their proxy cards. If a stockholder has common stock in the General Mills 401(k) Savings Plan, the proxy also serves as voting instructions to the plan trustee. Subject to its duties as plan trustee, Mellon Trust of New England, N.A., will vote allocated shares of common stock for which it has not received direction, as well as shares not allocated to individual participant accounts, in the same proportion as directed shares are voted.
Q:	What does it mean if I receive more than one proxy card?
A:	It means you have multiple accounts at the transfer agent and/or with banks or stockbrokers. Please vote all of your shares.
Q:	What will happen if I do not vote my shares?
A:	If you do not submit a properly executed proxy card, your shares will not be voted. If your shares are held in street name, your brokerage firm may vote your shares on those proposals where it has discretion to vote.
Q:	How many shares must be present to hold the meeting?
A:	At least one-half of General Mills’ outstanding common shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. We will count your shares as present at the meeting if you:
•	Are present and vote in person at the meeting; or
•	Have properly submitted a proxy card or voted over the telephone or the Internet on a timely basis.
Q:	How many votes are needed to approve each item?
A:	The vote of a plurality of the shares of common stock present or represented and entitled to vote at the meeting is required for election of a director. This means that, since stockholders will be electing 13 directors, the 13 nominees receiving the most votes will be elected. Ratification of the appointment of our independent registered public accounting firm and approval of any properly presented stockholder proposals require the affirmative vote of a majority of votes cast by stockholders entitled to vote and represented at the meeting in person or by proxy. Adoption of the 2006 Compensation Plan for Non-Employee Directors requires the affirmative vote of a majority of votes cast by stockholders entitled to vote and represented at the meeting in person or by proxy, provided that the total number of shares that vote on the proposal represents a majority of the shares entitled to vote on the proposal.
Q:	How will voting on any other business be conducted?
A:	We do not know of any business to be considered at the 2006 Annual Meeting of Stockholders other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your signed proxy card gives authority to Stephen W. Sanger and Kendall J. Powell to vote on such matters in their discretion.
Q:	How are the votes counted?
A:	You are entitled to cast one vote for each share of common stock you own, and there is no cumulative voting. Although abstentions and proxies that withhold authority to vote on the election of directors are counted as present at the meeting for purposes of determining whether there is a quorum under our By-laws, they are treated as shares not voted on a specific proposal.
If you hold your shares in street name and do not provide voting instructions to your broker, your broker will not vote your shares on any proposal on which your broker does not have discretionary authority to vote, including Proposal Number 3 and Proposal Number 4 at the Annual Meeting. In this situation, a broker non-vote occurs. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum but will not be considered entitled to vote on the proposal in question. Broker non-votes effectively reduce the number of votes needed to approve the proposal. New York Stock Exchange rules permit brokers discretionary authority to vote on Proposal Number 1 and Proposal Number 2 at the Annual Meeting, if they do not receive instructions from the street name holder of the shares. As a result, if you do not vote shares that are held for you in street name, your broker has authority to vote on your behalf with regard to Proposal Number 1 and Proposal Number 2. We have a policy of confidential voting that applies to all stockholders, including our employee-stockholders; ADP Investor Communication Services, Inc. will tabulate the votes received.
Q:	Where do I find the voting results of the meeting?
A:	We will publish the voting results in our Form 10-Q for the second quarter of fiscal 2007, which we will file with the SEC in January 2007. You can also go to our website at www.generalmills.com.
Q:	How do I submit a stockholder proposal?
A:	If you wish to submit a proposal for inclusion in our next proxy statement, we must receive the proposal on or before April 11, 2007. Please address your proposal to: Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440.

Under our By-laws, if you wish to nominate a director or bring other business before the stockholders at our 2007 Annual Meeting without including your proposal in our proxy statement:

•	You must notify the Corporate Secretary of General Mills in writing between May 28, 2007 and June 27, 2007; and
•	Your notice must contain the specific information required in our By-laws.

Please note that these two requirements relate only to matters you wish to bring before the stockholders at an annual meeting. They do not apply to proposals that you wish to have included in our proxy statement.

If you would like a copy of our By-laws, we will send you one without charge. Please write to the Corporate Secretary of General Mills at the address shown above.

OTHER BUSINESS

        We do not know of any other matters to be presented at the 2006 Annual Meeting. If any other matter is properly presented for a vote at the 2006 Annual Meeting, your shares will be voted by the holders of the proxies in their discretion.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based on a review of reports filed with the SEC by our directors and executive officers regarding their ownership of and transactions in our common stock and written representations from those officers and directors, we believe that each officer and director has filed timely reports under Section 16(a) of the Securities Exchange Act of 1934 during fiscal 2006. During fiscal 1997, Mr. Esrey received a gift of 283 shares of our common stock but did not file a report in a timely manner.

COSTS OF SOLICITATION

        We pay for preparing, printing and mailing this proxy statement. We have engaged Georgeson Shareholder Communications Inc. to help us solicit proxies from stockholders for a fee of $15,000, plus reimbursement of out-of-pocket expenses. Our directors, officers and regular employees may, without additional compensation, solicit proxies personally or by e-mail, telephone, fax or special letter. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to our beneficial owners.

DELIVERY AND VIEWING OF PROXY MATERIALS

        Delivery of Proxy Materials.    SEC rules allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more stockholders reside, if we believe the stockholders are members of the same family. This rule benefits both you and us. We believe it eliminates irritating duplicate mailings that stockholders living at the same address receive, and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus and information statements.

        Your household may have received a single set of proxy materials this year. If you would like to receive another copy of this year’s proxy materials, please write to Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440, or call us at 800-245-5703. If you prefer to receive your own copy of proxy and other materials in the future, please write to ADP-ICS, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 800-542-1061. Each stockholder will continue to receive a separate proxy card or voting instruction card.

        If your household would like to receive single rather than duplicate mailings in the future, please indicate your consent on the proxy card. If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Since not all brokers and nominees offer stockholders the opportunity to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.

        Viewing of Proxy Materials Via the Internet.    We are able to distribute our Annual Report and this proxy statement to our stockholders in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder’s address and eliminates the cost of sending these documents by mail. Stockholders may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. You may make this election when voting your proxy this year. Simply follow the instructions to vote via the Internet or go directly to www.icsdelivery.com/gis to register your consent. Your election to view proxy materials online is perpetual unless you revoke it later. Future proxy cards will contain the Internet website address and instructions to view the materials. You will continue to have the option to vote your shares by telephone, mail or via the Internet. Certain employee stockholders who have valid work e-mail addresses will not receive a proxy card in the mail but may vote by telephone or via the Internet.

ANNUAL REPORT

        Our 2006 Annual Report to Stockholders, which includes our consolidated financial statements for the fiscal year ended May 28, 2006, was mailed to all stockholders entitled to vote at the Annual Meeting. If you have not received the Annual Report, please call 800-245-5703, and a copy will be sent to you without charge. You may also request a free copy by writing to the Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440.

YOUR VOTE IS IMPORTANT!

        Please vote by phone, via the Internet or sign and promptly return your proxy card in the enclosed envelope.

APPENDIX A

GENERAL MILLS, INC.

2006 Compensation Plan for Non-Employee Directors

Effective as of September 25, 2006

1.    PURPOSE

        The purpose of the General Mills, Inc. 2006 Compensation Plan for Non-Employee Directors (the “Plan”) is to provide a compensation program which will attract and retain qualified individuals not employed by General Mills, Inc. and its subsidiaries (the “Company”) to serve on the Board of Directors of the Company (the “Board”) and to further align the interests of non-employee directors with those of the stockholders by providing that a portion of compensation will be linked directly to increases in stockholder value.

2.    EFFECTIVE DATE, DURATION OF PLAN

        This Plan shall become effective as of September 25, 2006 subject to the approval of the Plan by the stockholders. The Plan will terminate on September 30, 2011 or such earlier date as determined by the Board or the Compensation Committee of the Board (the “Committee”); provided that no such termination shall affect rights earned or accrued under the Plan prior to the date of termination.

3.    DEFINITIONS

        Wherever used in this Plan, the following terms have the meanings set forth below:

        “Board” means the Board of Directors of the Company.

        “Change of Control” has the meaning set forth in Section 11.

        “Code” means the Internal Revenue Code of 1986, as amended.

        “Committee” has the meaning set forth in Section 2.

        “Common Stock” means Company common stock ($.10 par value).

        “Company” means General Mills, Inc. and its subsidiaries.

        “Deferred Compensation Account” has the meaning set forth in Section 6(d).

        “Election Form” means a written form provided by the Committee pursuant to which a Participant may elect the form and timing of distributions with respect to his or her retainer, Stock Units and dividend equivalents under the Plan.

        “Fair Market Value” means the average of the intraday high and low price of the national market composite price of the Common Stock on the applicable date.

        ”Option” has the meaning set forth in Section 7(a).

        “Plan” means the General Mills, Inc. 2006 Compensation Plan for Non-Employee Directors as set forth herein and as amended.

        “Plan Year” has the meaning set forth in Section 6(a).

        “Separation from Service” or “Separate from Service” means a “separation from service” within the meaning of Code section 409A.

        ”Stock Unit Account” has the meaning set forth in Section 8(a).

        “Stock Units” has the meaning set forth in 8(a).

4.    PARTICIPATION

        Each member of the Board who is not an employee of the Company at the date compensation is earned or accrued shall be eligible to participate in the Plan unless prohibited from participating by the terms of their employment (a “Participant”).

5.    COMMON STOCK SUBJECT TO THE PLAN

        (a)  General. The Common Stock to be issued under this Plan is to be made available from the authorized but unissued Common Stock, shares of Common Stock held in the treasury, or Common Stock purchased on the open market or otherwise. Subject to the provisions of the next succeeding paragraphs, the maximum aggregate number of shares authorized to be issued under the Plan shall be 700,000 and the maximum number of shares authorized to be issued under the Plan in a single Plan Year shall be 160,000.

        Upon forfeiture or termination of Stock Units prior to vesting, the shares of Common Stock subject thereto shall again be available for awards under the Plan.

        (b)  Adjustments for Corporate Transactions. If a corporate transaction has occurred affecting the Common Stock such that an adjustment to outstanding awards is required to preserve (or prevent enlargement of) the benefits or potential benefits intended at the time of grant, then in such manner as the Committee deems equitable, an appropriate adjustment shall be made to (i) the number and kind of shares which may be awarded under the Plan; (ii) the number and kind of shares subject to outstanding awards; (iii) the number of shares credited to a Stock Unit Account; and (iv) the exercise price of outstanding Options provided that the number of shares of Common Stock subject to any Option denominated in Common Stock shall always be a whole number. For this purpose a corporate transaction includes, but is not limited to, any dividend or other distribution (whether in the form of cash, Common Stock, securities of a subsidiary of the Company, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction. Notwithstanding anything in this Section to the contrary, an adjustment to an Option under this Section 5(b) shall be made in a manner that will not result in a new grant of an Option under Code Section 409A.

6.    RETAINER

        (a)  General. Each non-employee director shall be entitled to receive a retainer with respect to each one-year board term, beginning the day of each annual stockholders’ meeting and ending the day before the succeeding annual stockholders’ meeting (the “Plan Year”) in an amount determined from time to time by the Board. Retainers shall be earned and paid at the end of each of the Company’s fiscal quarters.

        (b)  Normal Payment Terms. The normal payment terms for retainers are cash in a lump sum. In the absence of an affirmative election to the contrary, the retainer (or the portion not subject to such elections) shall be paid 10 business days following the last day of each quarterly period described above in (a).

        (c)  Deferral Elections. Each Participant may elect an alternative form (lump sum vs. installments) in which a retainer may be delivered and the timing for such delivery, pursuant to the terms of Section 9. Participants shall make such election by filing an irrevocable Election Form with the Committee before the calendar year in which a Plan Year begins. The election shall apply to amounts earned in a period described in (a) above that begins during the Plan Year. Notwithstanding the foregoing, in the first year in which a non-employee director becomes eligible to participate in the Plan, an election may be made with respect to services to be performed subsequent to the election, to the extent permitted under Code section 409A. Such an election must be made on an Election Form within 30 days after the date the non-employee director becomes eligible to participate in the Plan.

        (d)  Deferred Cash Alternative. For each Participant who affirmatively elects to defer receipt of his or her retainers in the form of deferred cash, the Company shall establish a separate account (a “Deferred Compensation Account”) and credit such deferred cash compensation into that Account as of the date the amounts would otherwise be paid. A separate Deferred Compensation Account shall be established for each Plan Year a Participant makes such a deferral election. Earnings, gains and losses shall be credited to each such Deferred Compensation Account based on the rate earned by the fund or funds selected by the Participant from among funds or portfolios established under the General Mills, Inc. 401(k) Savings Plan or any other qualified benefit plan maintained by the Company which the Minor Amendment Committee, or its delegate, in its discretion, may from time to time establish. Distributions from a Deferred Compensation Account shall be made in accordance with Section 9.

        The Company has established a Supplemental Benefits Trust with Wells Fargo Bank Minnesota, N.A. as trustee to hold assets of the Company under certain circumstances as a reserve for the discharge of the Company’s obligations as to Deferred Compensation Accounts under the Plan and certain other deferred compensation plans of the Company. In the event of a Change in Control as defined in Section 11 below, the Company shall be obligated to immediately contribute such amounts to the trust as may be necessary to fully fund all Deferred Compensation Accounts payable under the Plan. Any Participant in the Plan shall have the right to demand and secure specific performance of this provision. All assets held in the trust remain subject only to the claims of the Company’s general creditors whose claims against the Company are not satisfied because of the Company’s bankruptcy or insolvency (as those terms are defined in the trust agreement). No Participant has any preferred claim on, or beneficial ownership interest in, any assets of the trust before the assets are paid to the Participant and all rights created under the trust, as under the Plan, are unsecured contractual claims of the Participant against the Company.

        (e)  Common Stock Alternative. Each Participant may affirmatively elect to receive all or a specified percentage of his or her retainers for a Plan Year in shares of Common Stock, which, if elected, will be issued 10 business days following the last day of each quarterly period during the Plan Year described above in (a). Only whole numbers of shares will be issued, with any fractional share amounts paid in cash. For purposes of computing the number of shares earned each quarter during the Plan Year, the value of each share shall be equal to the Fair Market Value on the third Business Day preceding the last day of each quarter described above in (a) during the Plan Year. For the purposes of this Plan, “Business Day” shall mean a day on which the New York Stock Exchange is open for trading.

        (f)  Death. Notwithstanding any other provision of the Plan, if a Participant dies during a Plan Year, the balance of the amount due for the full quarter in which death occurs shall be payable in full to the Participant’s estate, in cash, 60 days following the date of death.

7.    NON-QUALIFIED STOCK OPTIONS

        (a)  Grant of Options. Each non-employee director on the effective date of the Plan (or, if first elected after the effective date of the Plan, on the date the non-employee director first attends a Board meeting) shall be awarded an option (an “Option”) to purchase shares of Common Stock, in an amount determined from time to time by the Board, or its delegate. As of the close of business on each successive annual stockholders’ meeting after the date of the original award, each Participant who is re-elected to the Board shall be granted an additional Option to purchase shares of Common Stock. All Options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Code section 422.

        (b)  Option Exercise Price. The per share price to be paid by the Participant at the time an Option is exercised shall be 100% of the Fair Market Value on the date of grant, or on the last date preceding the date of grant on which the Common Stock was traded.

        (c)  Term of Option. Each Option shall expire ten (10) years from the date of grant.

        (d)  Exercise and Vesting of Option. Each Option will vest on the date of the annual stockholders’ meeting next following the date the Option is granted. Upon vesting, a Participant shall be given the full ten (10) year term to exercise the Option without regard to whether he or she continues to serve on the Board. If, for any reason, a Participant ceases to serve on the Board prior to the date an Option vests, such Option shall be forfeited and all further rights of the Participant to or with respect to such Option shall terminate. Notwithstanding the foregoing, if a Participant should die during his or her term of service on the Board, any vested Option may be exercised by the person designated in such Participant’s last will and testament or, in the absence of such designation, by the Participant’s estate, and any unvested Options shall fully vest and become exercisable upon death for the remainder of the Option’s full term.

        (e)  Method of Exercise. A Participant exercising an Option shall give notice to the Company of such exercise and of the number of shares elected to be purchased prior to 4:30 P.M. CST/CDT on the day of exercise, which must be a business day at the executive offices of the Company. The exercise price shall be paid to the Company at the time of such exercise, subject to any applicable rule or regulation adopted by the Committee:

        (i)    in cash (including check, draft, money order or wire transfer made payable to the order of the Company);

        (ii)   through the tender of shares of Common Stock owned by the Participant (by either actual delivery or attestation); or

        (iii)  by a combination of (i) and (ii) above.

To determine the amount of the payment, Common Stock delivered pursuant to (ii) or (iii) shall have a value equal to the Fair Market Value of the Common Stock on the date of exercise.

        (f)  Non-transferability. Except as provided by rule adopted by the Committee, an Option shall be non-assignable and non-transferable by a Participant other than by will or the laws of descent and distribution. A Participant shall forfeit any Option assigned or transferred, voluntarily or involuntarily, other than as permitted under this subsection.

8.    STOCK UNITS

        (a)  Awards. On the effective date of the Plan (or, if a Participant is first elected after the effective date of the Plan, on the date the Participant first attends a Board meeting) and at the close of business on each successive annual stockholders’ meeting, each Participant shall be awarded the right to receive shares of Common Stock (“Stock Units”), subject to vesting as provided in Section 8(b). Only a Participant who is re-elected to the Board shall be entitled to a grant under this Section 8(a) of Stock Units awarded at the close of business on an annual meeting date after the date of the original grant to Participants. A separate Stock Unit Account will be established for the Participant each time an award of Stock Units is made.

        The maximum aggregate number of shares authorized to be issued under the Plan upon vesting of Stock Unit awards shall be 175,000. Participants receiving Stock Units will have no rights as stockholders of the Company with respect to allocations made to their Stock Unit Account(s), except the right to receive dividend equivalent allocations under Section 8(d).

        Stock Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such time as share certificates for Common Stock are issued to the Participants.

        (b)  Vesting of Stock Units. A Participant’s interest in the Stock Units shall vest on the date of the annual stockholders’ meeting next following the date of the award of the Stock Units. If, for any reason, a Participant ceases to serve on the Board prior to the date the Participant’s interest in a grant of Stock Units vests, such Stock Units shall be forfeited and all further rights of the Participant to or with respect to such Stock Units shall terminate. Notwithstanding the foregoing, a Participant who dies while serving on the Board prior to the vesting of Stock Units shall fully vest in such Stock Units, effective as of the date of death.

        (c)  Election Concerning Receipt of Common Stock. Each Participant receiving an award of Stock Units under Section 8(a) may elect the time and form (lump sum vs. installments) of distribution of Common Stock attributable to such Stock Units, pursuant to the terms of Section 9. If no affirmative election is made, all Stock Units shall be paid in shares of Common Stock 10 days following vesting.

        (d)  Dividend Equivalents. The Participant may also elect to have dividend equivalents payable on Stock Units paid currently in cash or reinvested in Stock Units. If the amounts are reinvested, on each dividend payment date for the Common Stock, the Company will credit each Stock Unit Account with an amount equal to the dividends that would have been paid had the Stock Units been actual shares of Common Stock, which shall be used to “purchase” additional Stock Units at a price equal to the Fair Market Value on the dividend date. Such additional Stock Units shall be distributed at the same time and in the same form as the rest of the Stock Unit Account balance. If the Participant fails to make an election, the dividend equivalent amounts shall be paid in cash currently.

        (e)  Timing of Elections. In order to make an election under Sections 8(c) and/or 8(d) with respect to Stock Units awarded for a Plan Year, a Participant shall file an irrevocable Election Form with the Committee before the calendar year in which the Plan Year begins. Notwithstanding the foregoing, in the first year in which a non-employee director becomes eligible to participate in the Plan, a deferral election may be made with respect to services to be performed subsequent to the election, to the extent permitted under Code section 409A. Such an election must be made on an Election Form within 30 days after the date the non-employee director becomes eligible to participate in the Plan.

9.    DISTRIBUTION PROVISIONS FOR DEFERRED CASH AND STOCK UNITS

        The following distribution provisions shall apply to Deferred Compensation Accounts and Stock Unit Accounts:

        (a)  Timing. Distributions from Deferred Compensation Accounts shall normally commence at Separation from Service, however, a Participant may affirmatively elect a specified date for commencement, provided said date is not later than age 70. The same rule applies to Stock Units which have been deferred beyond the vesting period described in Section 8(b). Elections as to the timing of benefit commencement shall be made in accordance with Sections 6 and 8, as appropriate.

        (b)  Form of Distribution. Distributions shall normally be made in a lump sum. However, a Participant may affirmatively elect to receive substantially equal annual installments over a period of up to 10 years. Such elections shall be made in accordance with Sections 6 and 8, as appropriate.

        (c)  Manner of Distribution. Amounts credited to Deferred Compensation Accounts shall be paid in cash. Amounts credited to Stock Unit Accounts shall be paid in Common Stock based on the number of Stock Units credited to the Stock Unit Account and paid in cash equal to any dividend equivalent amounts which had not been used to “purchase” additional Stock Units.

        (d)  Distribution Upon Death. Notwithstanding any elections by a Participant or provisions of the Plan to the contrary, if a Participant dies before full distribution of a Deferred Compensation Account or Stock Unit Account, such accounts shall be distributed to the Participant’s estate in a lump sum 60 days following the date of death.

        (e)  Changes in Time or Form of Distribution. A Participant who has elected to have an Account payable as of a specified date in (a) above (but not a Participant who has elected Separation from Service as the payment timing) may make any number of subsequent elections to change the time of commencement and/or form (lump sum vs. installments) of a distribution; provided, however, that such an election shall be effective only if all of the following conditions are satisfied:

        (i)    the election may not take effect until at least twelve (12) months after the date on which the election is made;

        (ii)   a distribution may not be made earlier than at least five (5) years from the date the distribution would have otherwise been made;

        (iii)  the election must be made at least twelve (12) months before the specified date; and

        (iv)  the newly elected specified commencement date may not be beyond the Participant’s 70th birthday and no new election may be made after the Participant’s 65th birthday.

For purposes of elections made under this Section, installment distributions shall be treated as a single distribution.

        (f)  Permitted Payment Delays. Notwithstanding any provision of this Plan to the contrary, any distribution to a Participant under the Plan shall be delayed upon the Committee’s determination that one or more of the following events may occur:

        (i)   the making of the payment would violate a term of a loan agreement to which the Company is a party, or other similar contract to which the Company is a party, and such violation would cause material harm to the Company; or

        (ii)   the making of the payment would violate Federal securities laws or other applicable law;

provided, that any payment subject to this Section 9(g) shall ultimately be paid in accordance with Code section 409A.

        (g)  Payment Acceleration. If amounts deferred under the Plan must be included in a Participant’s income under Code section 409A prior to the scheduled distribution of such amounts, distribution of such amount shall be made to the Participant.

10.    CHANGE OF CONTROL

        Notwithstanding a Participant’s election or provisions of the Plan to the contrary, uNotwithstanding any elections by a Participant or provisions of the Plan to the contrary, Notwithstanding any elections by a Participant or provisions of the Plan to the contrary, Notwithstanding any elections by a Participant or provisions of the Plan to the contrary,Notwithstanding any elections by a Participant or provisions of the Plan to the contrary, Notwithstanding any elections by a Participant or provisions of the Plan to the contrary, pon the occurrence of a “Change of Control” (as defined in Section 11), all Options and Stock Units shall fully and immediately vest, and shall be exercisable or paid pursuant to the terms of the Plan that are otherwise applicable. If the Change of Control is also a “change in control” as defined under Code section 409A(a)(2)(A)(v) and official guidance thereunder, all Stock Unit Accounts shall be distributed in a single payment 30 days following such Change of Control.

11.    ADMINISTRATION

        The Plan shall be administered by the Committee. The Committee shall have full power to interpret the Plan, formulate additional details and regulations for carrying out the Plan and amend, modify or terminate the Plan as from time to time it deems proper and in the best interests of the Company, provided that after a “Change of Control” no amendment, modification of or action to terminate the Plan may be made which would affect compensation earned or accrued prior to such amendment, modification or termination without the written consent of a majority of Participants determined as of the day before a “Change of Control.” Any decision or interpretation adopted by the Committee shall be final and conclusive. A “Change of Control” means:

        (a)  The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of voting securities of the Company where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (3) below; and provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Company Voting Securities; or

        (b)  Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

        (c)  The approval by the shareholders of the Company of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company (“Business Combination”) or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business combination of the Outstanding Company Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

        (d)  Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

12.    GOVERNING LAW

        The validity, construction and effect of the Plan and any such actions taken under or relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

13.    NOTICES

        Unless otherwise notified, all notices under this Plan shall be sent in writing to the Company, attention Corporate Compensation, P.O. Box 1113, Minneapolis, Minnesota 55440. All correspondence to the Participants shall be sent to the address which is their recorded address as listed on the election forms.

14.    PLAN TERMINATION

        Upon termination of the Plan, distribution of Deferred Compensation Accounts and Stock Unit Accounts shall be made as described in Section 9, unless the Committee determines in its sole discretion that all such amounts shall be distributed upon termination in accordance with the requirements under Code section 409A.

15.    COMPLIANCE WITH CODE SECTION 409A

        It is intended that this Plan shall comply with the provisions of Code section 409A and the Treasury regulations relating thereto so as not to subject the Participants to the payment of additional taxes and interest under Code section 409A. In furtherance of this intent, this Plan shall be interpreted, operated and administered in a manner consistent with these intentions.

APPENDIX B

GENERAL MILLS, INC.

AUDIT COMMITTEE CHARTER

Organization.   The Audit Committee (the “Committee”) of General Mills, Inc. (the “Company”) is a standing committee of the Board of Directors. The Committee shall consist of not less than three, nor more than seven members of the Board. The members shall be elected annually by the Board of Directors, upon recommendation of the Corporate Governance Committee, with one member designated by the Board of Directors to be the Chair, and shall not be officers or employees of the Company or of any of its subsidiaries. Committee members shall be independent of management and free from material business relationships that might interfere with the exercise of independent judgment as Committee members and shall meet the independence and experience requirements of the New York Stock Exchange, the Securities Exchange Act of 1934 (the “Exchange Act”), and rules and regulations of Securities and Exchange Commission (the “Commission”). At least one member of the Committee shall in the judgment of the Board of Directors be an audit committee financial expert as defined by the rules and regulations of the Commission and shall be financially literate and have accounting or financial management expertise in accordance with the listing standards of the New York Stock Exchange. Committee members shall not serve on the audit committees of more than two other public companies unless the Board of Directors determines that such service does not impair the member’s ability to serve on the Committee. The Committee members will satisfy such other requirements, including financial literacy, as may be specified by the Commission, the rules of the New York Stock Exchange or regulatory authorities.

Meetings.   The Committee shall meet at least four times annually and may, in its discretion, delegate specific responsibilities to a subcommittee comprised of one or more members of the Committee. The Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Statement of Policy.   The Committee will assist the Board of Directors in fulfilling its oversight of:

•	The integrity of the Company’s financial statements and financial reporting process.
•	The independence, qualifications and performance of the Company’s independent auditor.
•	The adequacy of the Company’s accounting processes and financial controls.
•	Compliance with applicable laws, regulations and the General Mills Employee Code of Conduct.
•	The performance of the Company’s internal audit function.

The Committee shall prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement.

It is the responsibility of the Committee to maintain free and open means of communication among the directors, the independent auditor, the internal auditors and the management of the Company. The Committee will report regularly to the Board of Directors and will review with the Board of Directors all significant issues discussed by the Committee and all recommendations that are to be acted upon by the full Board of Directors. The Committee shall have the resources, funding and authority necessary to discharge its responsibilities, including the authority to retain and compensate outside legal, accounting and other experts or consultants without seeking approval of the Board of Directors.

Responsibilities.   Specific responsibilities of the Committee include:

Relationship of Independent Auditor and Independence

1.	To select and retain the independent auditor for the annual audit of the Company, and, if deemed appropriate, terminate and replace the independent auditor. The Committee shall have the sole authority to establish and approve the terms of the audit engagement, including the audit fees. The selection and retention of the independent auditor is solely the responsibility of the Committee and shall be subject to ratification by stockholders at the annual meeting. The independent auditor shall report directly to the Committee. The Committee shall be directly responsible for oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.
2.	To obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.
3.	To evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence. In conducting its review and analysis, the Committee shall take into account the opinions of management and internal auditors. The Committee shall also review and evaluate the lead engagement partner of the independent auditor and assure the regular rotation of the lead audit (or coordinating) partner responsible for the Company’s audit, as required by law. The Committee shall present its conclusions with respect to the independent auditor to the Board of Directors.
4.	To establish Company guidelines to ensure that independence of the independent auditor from the Company is maintained.
5.	To review and recommend to the Board of Directors policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the Company’s audit.
6.	To pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.
7.	Upon prior approval from the Committee and a determination that such services will not impair the auditor’s independence, the Company’s independent auditor is permitted to perform the following non-audit services:
•	Review financial statements of the Company and its subsidiaries, joint ventures, equity investments, benefit plans and the General Mills Foundation.
•	Prepare statutory tax returns for foreign operations.
•	Prepare tax returns for designated employees on international assignment.
•	Conduct due diligence reviews in connection with corporate transactions or investments.

With the prior approval of the Committee, the Company’s independent auditor may perform other non-audit services not prohibited by law or regulation, up to a maximum of $1,000,000 in aggregate during a fiscal year. The Committee shall disclose all approved non-audit services in the Company’s periodic reports filed with the Commission.

The Company’s independent auditor may not perform the following services for the Company:

•	Bookkeeping or other services relating to the accounting records or financial statements of the Company.
•	Financial information systems design or implementation.
•	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports.
•	Actuarial services.
•	Internal audit outsourcing services.
•	Management functions or human resources.
•	Broker or dealer, investment advisor, or investment banking services.
•	Legal services and expert services unrelated to the audit.
•	Any other services that the Public Company Accounting Oversight Board or the Commission determines, by regulation, is impermissible.
8.	To meet separately with the independent auditor with and without management present, to discuss the results of their audits and examinations, including any problems or difficulties encountered during the course of the audit, management’s responses and other matters the Committee or the independent auditor wish to discuss, and to review with the independent auditor the matters required to be discussed under generally accepted auditing standards relating to the conduct of the audit.

Financial Statements and Disclosure Matters

1.	To discuss with senior management, the internal auditors and the independent auditor the adequacy and effectiveness of the Company’s accounting and financial controls, including actions taken in response to any significant deficiencies or material weaknesses in internal controls over financial reporting.
2.	To discuss with management and the independent auditor significant changes proposed for the accounting policies of the Company, accounting, tax or financial reporting proposals or regulatory initiatives that have or may have a material effect on the Company’s financial situation and/or financial reports, the reasonableness of significant assumptions, accounting judgments or estimates utilized by the Company in connection with its financial statements, the effect of alternative GAAP methods on the Company’s financial statements, including the use and effect of off-balance sheet structures, if any, and a description of any transactions as to which management obtained advice from the independent auditor on the application of certain accounting principles.
3.	To review and discuss with management and the independent auditor the Company’s audited financial statements, including the Company’s disclosures relating to internal controls over financial reporting and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations, and whether to recommend to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K.
4.	To review with management and the independent auditor the Company’s quarterly financial statements, including the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations and other matters required to be discussed with the Committee by the independent auditor under generally accepted auditing standards.
5.	To review earnings press releases and earnings guidance provided to analysts and rating agencies. The Chair of the Committee may represent the entire Committee for purposes of this review.
6.	To review with management and the independent auditor disclosures by the Company’s Chief Executive Officer and Chief Financial Officer in connection with their personal certification of the Company’s periodic reports or annual financial statements.

7.	To discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.
8.	To review and discuss quarterly reports from the independent auditor on:
(a)	All critical accounting policies and practices to be used.
(b)	All alternative treatments of financial information within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.
(c)	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.
9.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies and guidelines and legal and ethical compliance programs.
10.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.
11.	To prepare any Committee report required to be included in the proxy statement for Company’s annual meeting of stockholders.

Oversight of the Internal Audit Function

1.	To review the appointment and replacement of the senior internal audit executive.
2.	To review significant reports to management prepared by the internal audit department.
3.	To review and approve the audit plan, budget and staffing of the Company’s internal audit function and any changes in the scope of the internal audit for the coming year.

Other Matters

1.	To receive assurance from the independent auditor that the Committee is adequately informed and no illegal acts have been detected requiring disclosure under law.
2.	To establish procedures for receiving, retaining and responding to issues raised in complaints received from employees of the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting, auditing or other legal compliance matters.
3.	To review and discuss with the General Counsel legal matters that may have a material impact on the Company’s financial statements or its compliance policies.
4.	To review periodically the quality and depth of staffing in the Company’s auditing, accounting, and financial departments.
5.	To review and reassess the adequacy of this charter annually and to recommend any proposed changes to the Board of Directors for approval.
6.	To annually review the Committee’s own performance.

Notice of 2006 Annual Meeting of Stockholders
and
Proxy Statement

GENERAL MILLS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Monday, September 25, 2006

11:00 a.m. (Central Daylight Time)

Children's Theatre Company

2400 Third Avenue South

Minneapolis, Minnesota

GENERAL MILLS, INC.	PROXY
2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I appoint Stephen W. Sanger and Kendall J. Powell, together and separately, as proxies to vote all shares of common stock that have power to vote at the annual meeting of stockholders to be held on September 25, 2006 in Minneapolis, Minnesota, and at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(continued, and to be signed and dated on reverse side)

GENERAL MILLS, INC. P.O. BOX 1113 MINNEAPOLIS, MN 55440	VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information until noon Eastern Daylight Time on Sunday, September 24, 2006. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by General Mills, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. You may also register your consent by going to www.icsdelivery.com/gis.

VOTE BY PHONE — 1-800-690-6903 (from the U.S. and Canada) Use any touch-tone telephone to transmit your voting instructions until noon Eastern Daylight Time on Sunday, September 24, 2006. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to General Mills, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	GMILL1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GENERAL MILLS, INC .

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” PROPOSALS 1, 2 AND 3.

Vote on Directors

1.	Election of Directors:			For	Withhold	For All	To withhold authority to vote for any individual
				All	All	Except	nominee(s), mark “For All Except” and write the
01)	Paul Danos	02)	William T. Esrey				nominee’s number on the line below.
03)	Raymond V. Gilmartin	04)	Judith Richards Hope
05)	Heidi G. Miller	06)	Hilda Ochoa-Brillembourg	☐	☐	☐	______________________________________
07)	Steve Odland	08)	Kendall J. Powell
09)	Michael D. Rose	10)	Robert L. Ryan
11)	Stephen W. Sanger	12)	A. Michael Spence
13)	Dorothy A. Terrell

		For	Against	Abstain		THE BOARD OF DIRECTORS RECOMMENDS	For	Against	Abstain
Vote on Proposals						A VOTE "AGAINST" PROPOSAL 4.

2.	Ratify the appointment of KPMG LLP as General Mills' independent registered public accounting firm.	☐	☐	☐	4.	Stockholder proposal on labeling of genetically engineered food products.	☐	☐	☐

3.	Adopt the 2006 Compensation Plan for Non-Employee Directors.	☐	☐	☐

This proxy will be voted as directed. If no direction is made, it will be voted “FOR” Proposals 1, 2 and 3, and “AGAINST” Proposal 4.

PLEASE SIGN exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, etc. should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer.

For address changes and/or comments, please check this box and write them on the back where indicated	☐
	Yes	No

Please indicate if you plan to attend the meeting.	☐	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

[Email notice sent by ADP to General Mills, Inc. employees receiving proxy materials by electronic delivery]

GENERAL MILLS, INC.
2006 ANNUAL MEETING OF STOCKHOLDERS
MONDAY, SEPTEMBER 25, 2006

This is your Notice of the General Mills, Inc. 2006 Annual Meeting of Stockholders. As an employee of General Mills, Inc. with access to company email, you will not receive a proxy card or other proxy materials by mail. Instead, this email contains instructions on how to access the 2006 Annual Report and Proxy Statement for General Mills, Inc. and on how to vote your shares via the Internet. Please read the instructions carefully before proceeding.

MEETING AND VOTING INFORMATION
RECORD DATE:	July 27, 2006
MEETING DATE:	September 25, 2006
CUSIP NUMBER:	370334104
CONTROL NUMBER:

This e-mail represents all shares in the following account(s):

NAME

Note: If your e-mail software supports it, you can simply click on the following link.

VOTING YOUR SHARES — You can enter your voting instructions and view the shareholder material at the following Internet site. If your browser supports secure transactions you will be automatically directed to a secure site.

http://www.proxyvote.com/0012345678901

To access ProxyVote.com, you will need your four digit PIN. For employees of General Mills, Inc., your PIN is the last four digits of your Social Security Number.

Internet voting is accepted until noon Eastern Daylight Time on Sunday, September 24, 2006.

You may also enter your voting instructions by touch-tone telephone at 1-800-690-6903. Telephone voting is accepted until noon Eastern Daylight Time on Sunday, September 24, 2006. You will be required to enter the Control Number listed above.

VIEWING ANNUAL REPORT AND PROXY STATEMENT — Please review the General Mills, Inc. 2006 Annual Report and Proxy Statement before voting. The Proxy Statement discusses the proposals to be voted on. To view these documents, click on the following link:

http://www.generalmills.com/corporate/investors/index.aspx

If you wish to receive hard copies of these materials, please contact General Mills Investor Relations at 1-800-245-5703.

If you would like to cancel your enrollment, or change your e-mail address or PIN, please click on the following link:

https://www.icsdelivery.com/gis/formChangeCancel3.asp.

There are no charges for this service. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

Please do not send any e-mail to ID@ProxyVote.com. Please REPLY to this e-mail with any comments or questions about proxyvote.com. Include the original text and subject line of this message for identification purposes.